UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Light & Wonder, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
[•], 2026
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Light & Wonder, Inc. to be held at 4:00 p.m. PDT, with access beginning at 3:45 p.m. PDT, on Wednesday, June 10, 2026 (9:00 a.m. AEST, with access beginning at 8:45 a.m. AEST, on Thursday, June 11, 2026). This year’s annual meeting will be a virtual meeting of stockholders. We have designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to attend the annual meeting and vote during the annual meeting via a live webcast by visiting https:// www.virtualshareholdermeeting.com/LNW2026. You will need your 16-digit control number included on your proxy card in order to submit questions and vote during the annual meeting.
At the meeting, we will be electing nine members of our Board of Directors and conducting an advisory vote to approve the compensation of our named executive officers. We will also be conducting a vote to approve 2026 long-term incentive equity grants to our director-CEO and the aggregate annual amount that may be paid or granted as non-employee director compensation (cash and equity). Finally, we will be asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy in advance of the meeting using one of the advance voting methods described in the accompanying materials.
We look forward to hosting you at the annual meeting.
Sincerely,
Matthew Wilson
President and Chief Executive Officer
The accompanying Proxy Statement is dated [•], 2026, and is first being made available to our stockholders on or about [•], 2026.

LIGHT & WONDER, INC.
6601 Bermuda Road
Las Vegas, NV 89119
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Notice is hereby given that the annual meeting of stockholders of Light & Wonder, Inc. (the “Company”) will be held at 4:00 p.m. PDT on Wednesday, June 10, 2026 (9:00 a.m. AEST on Thursday, June 11, 2026), solely online via a live webcast, for the following purposes:
1.
To elect nine members of the Company’s Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified (see page 5)

2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers (see page 54)

3.
To approve 2026 long-term incentive equity grants to the Company’s director-CEO pursuant to and in accordance with ASX Listing Rule 10.14 (see page 56)

4.
To approve the aggregate annual amount that may be paid or granted as the Company’s non-employee director compensation (cash and equity) pursuant to and in accordance with ASX Listing Rule 10.17 (Proposals 3 and 4 together, the “Director Compensation Proposals”) (see page 61)

5.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (see page 69)

6.
To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof

Only stockholders of record at the close of business on April 13, 2026 (the “record date”) are entitled to receive notice of and to vote at the meeting and any adjournment thereof.
Access to the Virtual Meeting.   The virtual meeting will begin promptly at 4:00 p.m. PDT (9:00 a.m. AEST). Online access to the virtual meeting will open 15 minutes prior to the start of the annual meeting to allow time for attendees to log in and test their device’s audio system.
Log-in Instructions.   You will be able to attend the annual meeting and vote during the annual meeting via a live webcast by visiting http://www.virtualshareholdermeeting.com/LNW2026. You will need your 16-digit control number included on your proxy card in order to submit questions and vote during the annual meeting.
Submitting Questions in Advance.   You may also submit questions in advance of the meeting until 8:59 p.m. PDT on June 9, 2026 (2:59 p.m. AEST on June 10, 2026) by going to www.proxyvote.com and logging in with your control number.
Voting Prior to or at the Annual Meeting.   An online portal is available to stockholders at www.proxyvote.com, where stockholders of record as of the record date can view and download our proxy materials and 2025 Annual Report and vote their shares in advance of the annual meeting. Stockholders of record as of the record date may vote their shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the meeting.
Voting on Proposal 1.   Under the Nevada Revised Statutes (the “NRS”) and the Company’s Fourth Amended and Restated Bylaws, directors are elected by a plurality of the votes cast so stockholders may only vote “FOR” or “WITHHOLD” from voting for director nominees (Proposal 1). For additional information, see “Proxy Statement — General Information — ASX Waiver” below.
CDI Holders.   Holders of the Company’s CHESS Depositary Interests (“CDIs”) are entitled to direct CHESS Depositary Nominees Pty Ltd (“CDN”) as the registered holder on how it should vote such holders’ CDIs with respect to the resolutions described in the accompanying Proxy Statement. CDI holders may instruct CDN using the attached CDI voting instruction form or online at www.investorvote.com.au, and must provide instructions to CDN by 7:00 p.m. PDT on June 4, 2026 (12:00 p.m. AEST on June 5, 2026).

Technical Assistance.   Technical assistance is available by emailing virtualmeeting@viewproxy.com or dialing the number that will be provided on the log-in page of the meeting.
Whether or not you plan to attend the annual meeting, the Company urges stockholders of record as of the record date to vote and submit their proxy in advance of the meeting using one of the advance voting methods (see page 1 of the accompanying Proxy Statement for additional details).
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 10, 2026:
The Proxy Statement and 2025 Annual Report will be available on or about [•], 2026 through our Investor Relations website at
explore.investors.lnw.com or through www.proxyvote.com.
Dated: [•], 2026	By Order of the Board of Directors, Sue Dawson Executive Vice President, Chief Legal Officer and Corporate Secretary

i

LIGHT & WONDER, INC.
6601 Bermuda Road
Las Vegas, NV 89119
PROXY STATEMENT
General Information
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Light & Wonder, Inc. (“Light & Wonder,” “L&W,” the “Company,” “we” or “us”) of proxies to be voted at the annual meeting of stockholders to be held at 4:00 p.m. PDT on Wednesday, June 10, 2026 (9:00 a.m. AEST on Thursday, June 11, 2026), solely online via a live webcast, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.
Access to Proxy Materials
We expect our proxy materials, including this Proxy Statement and our 2025 Annual Report, to first be made available to stockholders on or about [•], 2026 through our Investor Relations website at explore.investors.lnw.com or through www.proxyvote.com.
Stockholders Entitled to Vote
All stockholders of record at the close of business on April 13, 2026 are entitled to vote at the meeting. At the close of business on April 13, 2026, 78,661,761 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.
Voting Procedures
You may vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the proxy card that you receive.
If you are the record holder of your shares, you may also vote your shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the annual meeting. If you are not the record holder of your shares (i.e., they are held in “street” name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.
CDI holders may instruct CDN to vote the shares underlying their CDIs by completing, signing and returning the attached CDI voting instruction form or online at www.investorvote.com.au using their secure access information contained in the attached CDI voting instruction form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written instructions.
All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the above recommendations of the Board (to the extent permitted).
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
Meeting Format
The 2026 annual meeting of stockholders will be a virtual meeting. Stockholders will only be able to access the annual meeting virtually. The Company has designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and facilitate stockholder participation. More information about the virtual annual meeting, including how to participate, is provided here in this Proxy Statement and on our Investor Relations website at explore.investors.lnw.com.

ASX Disclosures
As discussed further in this Proxy Statement and the Company’s other filings with the Securities and Exchange Commission (the “SEC”), in 2025 the Company completed the previously announced voluntary delisting of its common stock from the Nasdaq Stock Market (“Nasdaq”) and transitioned to a sole primary listing on the Australian Securities Exchange (the “ASX”, and such transition, the “ASX Transition”). This Proxy Statement contains certain disclosures related to the ASX Transition and in compliance with ASX listing rules.
Voting Matters
Stockholders are being asked to vote on the following matters at the annual meeting:
Proposal	Board’s Recommendation
Proposal 1:
Election of Directors (page 5)

The Board and the Nominating and Corporate Governance Committee believe that the nine director nominees possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company.
FOR each Nominee
Proposal 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers (page 54)	FOR
The Company has designed its executive compensation program to attract, incentivize and retain executive talent, foster excellent business performance and align compensation with the long-term interests of the Company and our stockholders. The Board and the Compensation Committee value stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Proposal 3: Approval of 2026 Long-Term Incentive Equity Grants to the Company’s director-CEO Pursuant to ASX Listing Rule 10.14 (page 56)	FOR
The Board recommends that stockholders approve the Company’s grant of up to 37,644 restricted stock units to Matthew Wilson (Chief Executive Officer and President) for his long-term incentive compensation grant for the fiscal year ending December 31, 2026 pursuant to ASX Listing Rule 10.14.

Proposal 4: Approval of the Aggregate Annual Amount that May Be Paid or Granted As Non-Employee Director Compensation (Cash and Equity) Pursuant to ASX Listing Rule 10.17 (page 61)	FOR
The Board recommends that stockholders approve the maximum aggregate amount of fees payable to certain non-employee directors of the Company of $4.5 million per financial year pursuant to ASX Listing Rule 10.17.

Proposal 5: Ratification of the Appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm (page 69)	FOR
The Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of Deloitte.

Changing Your Vote
A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Corporate Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone), or by attending and voting at the meeting.
Quorum
The presence, including by proxy (regardless of whether the proxy has authority to vote on any matter), of the holders of a majority of the outstanding shares of the Company and entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required
Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the meeting.
Each of the other proposals requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon at the meeting.
Voting Exclusions
Under ASX Listing Rule 14.11, subject to certain exceptions, the Company is required to disregard the votes of any individuals on a particular matter who will receive a material benefit (except in his or her capacity as a stockholder) if the matter is approved. Accordingly, the Company will disregard the votes cast in favor of Proposal 3 by or on behalf of Mr. Wilson, any non-employee director or any of their respective associates and the votes cast in favor of Proposal 4 by or on behalf of any member of the Board or any of their associates (in each case, subject to certain exceptions). Further information regarding the voting exclusions applicable to Proposals 3 and 4 is available on page 56 and 61, respectively.
Effect of Withheld Votes or Abstentions
Even if you “WITHHOLD” your vote in the election of directors or “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. Withholding your vote with respect to any of the director nominees will have no effect on the outcome of the election of directors (Proposal 1). Abstaining with respect to the other proposals will also have no effect on the outcome of such proposals (Proposals 2, 3, 4 and 5) because abstentions are not votes cast.
Effect of Broker Non-Votes
A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the beneficial owner. If any broker “non-votes” occur at the meeting, the broker “non-votes” will count for purposes of determining whether a quorum is present, will have no effect on the outcome of the election of directors (Proposal 1), will have no effect on the outcome of the advisory vote on approval of named executive officer compensation (Proposal 2) and will have no effect on the outcome of the votes on the director compensation proposals (Proposals 3 and 4) (the Director Compensation Proposals). A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of directors (Proposal 1), the advisory vote on approval of named executive officer compensation (Proposal 2) or the Director Compensation Proposals (Proposals 3 and 4) without specific instructions from the beneficial owner as to how to vote with respect to such proposals. Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent registered public accounting firm (Proposal 5) and, accordingly, your shares may be voted by your broker or nominee on Proposal 5 without your instructions.
ASX Waiver
Under the NRS and the Company’s Fourth Amended and Restated Bylaws, directors shall be elected by a plurality of the votes cast so stockholders may only vote “FOR” or “WITHHOLD” their votes with respect to the election of directors (Proposal 1). ASX Listing Rule 14.2.1 generally requires notices of stockholder meetings to include a proxy card that provides for the stockholders to vote for or against each proposal. In connection with the ASX Transition, the ASX granted the Company a waiver from this requirement on the conditions (among others) that the Company (1) complies with applicable Nevada law as to the content of the proxy card for the annual meeting and (2) makes clear in the notice of the annual meeting that stockholders may only vote “FOR” or “WITHHOLD” from voting for director nominees and the reasons why that is the case. Such waiver applies only for so long as applicable Nevada law prevents the Company from permitting stockholders to vote against the election of directors.

Other ASX Matters
The listing and regulatory requirements of the ASX may limit our ability to take certain actions typically undertaken by a U.S. company. For example, ASX Listing Rule 7.1 generally limits the number of equity securities that a listed company may issue without the approval of its stockholders in any 12-month period to 15% of the issued share capital on issue at the start of that period, unless stockholder approval is obtained or an applicable exception applies. If stockholder approval is required and not obtained, this limitation may restrict our ability to issue equity securities in the future at times and on terms that we consider appropriate.

Proposal 1
Election of Directors
The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board.
Nominees for Election
The Board has nominated for election as a director to the Board the nine persons named below to serve for a one-year term until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the director nominees is presently serving as a director.
The Board currently consists of all directors elected at the Company’s 2025 annual meeting.
The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxy cards. All of the nominees have indicated a willingness to serve as directors. However, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.
The name, age (as of April 13, 2026), business experience and certain other information regarding each of the nominees for director are set forth below.
Director
Name	Age	Position with the Company	Director Since
Jamie R. Odell	67	Director (Chair)	2020
Matthew Wilson	44	Director; President and Chief Executive Officer	2022
Antonia Korsanos	56	Director (Vice Chair)	2020
Michael Marchetti	57	Director	2024
Hamish R. McLennan	59	Director	2020
Stephen Morro	67	Director	2022
Virginia E. Shanks	65	Director	2021
Timothy Throsby	59	Director	2020
Kneeland C. Youngblood	70	Director (Lead Independent Director)	2018
Jamie R. Odell has served as Chair of the Board since September 2020 and has served as a consultant to the Company with the title of Special Advisor to the CEO since May 2019. Mr. Odell brings more than thirty years of experience as a CEO in the consumer goods, technology and gaming industries to the Board. He previously served as Chief Executive Officer and Managing Director of Aristocrat Leisure Limited (“Aristocrat”), a global gaming content and technology company and mobile games publisher, from May 2009 to February 2017. Prior to joining Aristocrat, Mr. Odell had a successful senior leadership career running multinational organizations across the U.S., Australia, Europe and Asia, including Managing Director roles with Foster’s Group, Beringer and Allied Lyons.
Matthew Wilson has served as President and Chief Executive Officer since October 2022. Mr. Wilson is a seasoned executive with over twenty years of gaming industry experience and a proven record of driving growth and creating value. Prior to his current role, he served as Interim Chief Executive Officer from August 2022 to October 2022 and as Executive Vice President and Group Chief Executive, Gaming from March 2020 to August 2022. Prior to his time at Light & Wonder, he was President and Managing Director of the Americas at Aristocrat from February 2017 until August 2019. Mr. Wilson began his tenure at Aristocrat in 2004 and held several senior positions in a variety of Aristocrat’s markets during his time there, including serving as Senior Vice President of Global Gaming Operations from October 2015 until February 2017 and Senior Vice President Sales & Marketing Americas from September 2014 until October 2015. His other roles at Aristocrat included Regional Sales Manager and Vice President of Marketing for the Americas.
Antonia Korsanos has served as Vice Chair of the Board since September 2020 and has served as a consultant to the Company with the title of Advisor to the CEO since July 2019. Ms. Korsanos brings extensive senior executive experience in the gaming industry and expertise in technology, finance, strategy, mergers and acquisitions, risk management and financial and regulatory compliance to the Board. Ms. Korsanos served as Chair of the Board of SciPlay Corporation from August 2022 to October 2023. Previously, Ms. Korsanos served as the Chief Financial Officer of Aristocrat from 2009 to 2018 and Company Secretary from 2011 to 2018. Prior to joining Aristocrat, Ms. Korsanos held senior leadership roles in the consumer goods industry, including at Goodman Fielder and Kellogg’s. Ms. Korsanos has served as a non-executive director of Treasury Wine Estates Limited since April 2020. Ms. Korsanos previously served as a director of Ardent Leisure Group Limited from September 2018 to June 2020, Crown Resorts Limited from May 2018 to October 2021, and Webjet Limited from June 2018 to March 2021.
Michael Marchetti has served as a director of the Company since January 2024. Previously, he served as a director of SciPlay Corporation from July 2019 until October 2023. He has served as Chief Financial Officer of Age of Learning, Inc., a leading education technology business, since 2014. Prior to Age of Learning, Inc., Mr. Marchetti was Chief Executive Officer of Buffalo Studios, LLC, the creator of the Bingo Blitz social game, until its acquisition by Caesars Interactive Entertainment, Inc. in 2012. Mr. Marchetti started his mobile and interactive career as a founding executive and Chief Financial Officer of JAMDAT Mobile Inc. in 2000, one of the first publicly traded mobile gaming companies in the U.S., until its acquisition by Electronic Arts Inc. (“Electronic Arts”) in 2006. At Electronic Arts, Mr. Marchetti held various senior executive roles between 2006 and 2011, including as Chief Operating Officer of Electronic Arts’ Interactive division. Mr. Marchetti also served on the Board and as Chairman of the Audit Committee for TechStyle Fashion Group, a global fashion and lifestyle company, from September 2014 until September 2019.
Hamish R. McLennan has served as a director of the Company since 2020. He has over thirty years of experience in the media industry. He has served as Chairman of REA Group Limited, a global online real estate advertising company, since April 2012, as Chairman of ARN Media Limited (formerly HT&E Limited), a media and entertainment company operating radio, digital and outdoor businesses, since October 2018. In addition, he will join the board of DroneShield Limited (“DroneShield”) effective May 1, 2026 as Independent Non-Executive Director and Chairman-Elect, and will assume the role of Chairman at the conclusion of DroneShield’s annual general meeting on May 29, 2026. He was previously Chairman of Rugby Australia Limited, the governing body of rugby union in Australia, from June 2020 to November 2023 and as a Director of Magellan Asset Management (from 2016 to November 2025). Mr. McLennan is an experienced media and marketing executive, previously serving as Executive Chairman and Chief Executive Officer (from March 2014 to July 2015) and Chief Executive Officer and Managing Director (from February 2013 to March 2014) at Network Ten Holdings, an Australian entertainment and news content company, Executive Vice President, Office of the Chairman at News Corporation, a global diversified media and information services company, in Sydney and New York from 2012 to 2013, and Global Chairman and Chief Executive Officer of Young & Rubicam, a division of WPP, the world’s largest communications services group, from 2006 to 2011. Mr. McLennan has also previously served on the Boards of Directors for the United Negro College Fund and the US Ad Council.
Stephen Morro has served as a director of the Company since August 2022. He has also served as director of the Lottery Corporation Limited since December 2023, Dreamscape Entertainment Integrated Resorts from March 2023 to March 2024 and Ocean Resort Casino from June 2018 to January 2023. He served as an advisor to the Chief Executive Officer and North America management team of Aristocrat from March 2020 to January 2022 and as a non-executive director of Aristocrat from December 2010 to February 2020, including as Lead U.S. Director. From 1988 to 2010, Mr. Morro held various roles at International Game Technology PLC, including as President, North American Gaming Division, and Chief Operating Officer, from 2005 to 2007 and 2007 to 2008, respectively. Mr. Morro has over thirty years of experience in the highly regulated gaming industry as a supplier, operator and regulator.

Virginia E. Shanks has served as a director of the Company since June 2021. She most recently served as the Strategic Advisor for Penn National Gaming, Inc., a casino entertainment company, until December 2019, following its acquisition of Pinnacle Entertainment Inc. (“Pinnacle”). Previously, Ms. Shanks served as the Executive Vice President and Chief Administrative Officer of Pinnacle, a casino entertainment company, from July 2013 to October 2018, and as Executive Vice President and Chief Marketing Officer from October 2010 to June 2013. At Pinnacle, Ms. Shanks was responsible for all company-wide marketing strategies and had oversight of food and beverage, hotel operations, guest service, information technology and gaming operations. Prior to joining Pinnacle in 2010, Ms. Shanks was the Chief Marketing Officer for Multimedia Games from 2008 to 2010, where she led product strategy, project management and investor relations. Before joining Multimedia Games, Ms. Shanks held senior executive positions for more than 25 years at Caesars Entertainment Corporation (predecessor to Caesars Entertainment, Inc.), where she was responsible for setting overall corporate brand strategy and overseeing sports and entertainment marketing, strategic alliances, consumer insights, retail, public relations and nationwide casino promotions. Ms. Shanks has also served on the board of directors for Altria Group, Inc. since 2017 and the board of trustees for EPR Properties since 2019. She has previously served on the board of directors for Global Gaming Women, an independent non-profit organization whose mission is to support, inspire and influence the development of women in the gaming industry, and Make-A-Wish Southern Nevada.
Timothy Throsby has served as a director of the Company since October 2020. He previously served as President of Barclays Corporate & International and Chief Executive of Barclays Corporate and Investment Bank from 2017 to 2019. Prior to joining Barclays, Mr. Throsby held senior executive roles with JPMorgan Chase Bank. He has had an extensive career in banking and private equity, working for Credit Suisse and Macquarie before joining Goldman Sachs in 1995 as a Managing Director and Co-Head of Equity Derivatives Asia and Japan. In 2002, he moved to Lehman Brothers to head the Asia and Japan Equities Division, before relocating to New York in 2004 to run the global equity derivatives business, convertibles and risk arbitrage. In 2005, he became President of Citadel Asia and Japan, where he ran their Asian business, located in Hong Kong.
Kneeland C. Youngblood has served as Lead Independent Director since 2021 and as a director of the Company since 2018. Mr. Youngblood has served as a Founding Partner/Chairman and CEO of Pharos Capital Group, LLC, a private equity firm that invests in the healthcare service sector, since 1998. Mr. Youngblood served on the board of Core Scientific (listed in 2022) from 2023 until 2024 and has previously served on the board of six TPG Pace SPACs between 2015 and 2023. Mr. Youngblood has also previously served on the boards of Starwood Hotels & Resorts Worldwide, Inc. (from 2001 to 2012), The Gap, Inc. (from 2006 to 2012), Burger King Holdings, Inc. (from 2004 to 2010) and Mallinckrodt Pharmaceuticals plc (from 2013 to 2022). He also previously served as a trustee of the Texas Teachers Retirement System, the Dallas Employee Retirement System and Dallas Police and Fire Pension Fund. He is a Trustee of Caltech and a member of the Council on Foreign Relations.
Qualifications of Directors
Our directors are responsible for overseeing the management of the Company’s business and affairs, which requires highly skilled and experienced individuals. The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board. Other than the minimum age requirement specified in the NRS, a candidate for director does not have to meet specific qualifications in order to be nominated by the Nominating and Corporate Governance Committee or to serve on the Board. However, the Nominating and Corporate Governance Committee and the Board believe that there are general qualifications that are applicable to all directors and other skills and experience that should be represented on the Board as a whole, although not necessarily by each director. The Nominating and Corporate Governance Committee and the Board consider the experience and qualifications of prospective directors individually and in the context of the Board’s overall composition, and make no distinction in the evaluation of nominees recommended by our directors or executive officers, third parties or our stockholders in accordance with the provisions contained in our Fourth Amended and Restated Bylaws.
In its assessment of prospective directors, the Nominating and Corporate Governance Committee and the Board generally consider, among other factors, the individual’s character and integrity, experience, judgment, independence and ability to work collegially, as well as the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities as a director. The Nominating and Corporate Governance Committee and the Board also assess particular qualifications, attributes, skills and experience that they believe are important to be represented on the Board as a whole, in light of the Company’s business and strategy. These include a high level of financial literacy, relevant chief executive officer or similar leadership experience, gaming, social and digital gaming industry experience, experience with global operations, exposure to the development and marketing of technology and consumer products and legal and regulatory experience.
As a matter of practice, the Nominating and Corporate Governance Committee and the Board also consider the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Nominating and Corporate Governance Committee and the Board believe that the Board is comprised of a diverse group of individuals with a strong mix of backgrounds and experience.
The Nominating and Corporate Governance Committee and the Board believe that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including gaming, social and digital gaming (Messrs. Odell, Wilson, Marchetti and Morro and Mses. Korsanos and Shanks), global operations (all directors), technology (Messrs. Odell, Wilson, Marchetti and Morro and Mses. Korsanos and Shanks), consumer products and marketing (Messrs. Odell, Wilson, Marchetti, McLennan and Morro and Mses. Korsanos and Shanks), legal and regulatory (Mr. Morro and Ms. Shanks), and investment and financial services (Messrs. Throsby, Marchetti and Youngblood and Ms. Korsanos), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or organizations that operate inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies, corporate governance and other issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Messrs. Odell, Wilson, Marchetti, McLennan and Throsby), chief operating officer (Mr. Morro), as a chief administrative officer of a casino entertainment company (Ms. Shanks) and as chief financial officer (Mr. Marchetti and Ms. Korsanos). Mr. Youngblood has extensive public policy, government and regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as the Company. Mr. Wilson has served as a senior executive and director of other gaming and entertainment companies, which service has given him deep knowledge of the Company and its businesses and directly relevant management experience. Mr. Youngblood has experience managing and advising a number of public and private companies. The Nominating and Corporate Governance Committee and the Board believe that these skills and experiences, together with their other qualities, qualify each nominee to serve as a director of the Company.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NINE NOMINEES

Corporate Governance
Overview.   The Company is committed to good corporate governance, which we believe promotes the long-term interests of the Company and our stockholders and strengthens Board and management accountability. Highlights of our corporate governance structure and policies include:
Corporate Governance Highlights

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Annual election of all directors

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Six independent director nominees

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Regular executive sessions of independent directors

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Separate Chair and Chief Executive Officer roles

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Lead Independent Director

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Regular Board and committee self-evaluations

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Risk management oversight by the Board and committees

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Consideration of diversity of background and experience in decisions regarding Board composition

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Cybersecurity oversight by the Board

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Oversight of environmental matters, including climate-related risk, by the Board and Nominating and Corporate Governance Committee

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Oversight of strategy, practices, reporting efforts and risks related to the use of artificial intelligence

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Code of Business Conduct (and related trainings)

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Director and officer stock ownership guidelines

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Executive compensation based on pay-for-performance philosophy

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Cash and equity compensation clawback policies

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Anti-hedging and anti-pledging policies for Company stock

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Stockholder right to call special meetings

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Stockholder right to act by written consent

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Absence of an “anti-takeover” rights plan and other “anti-takeover” provisions

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Board oversight of diversity, equity, inclusion, belonging and culture and equal opportunity for all initiatives

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Human capital oversight by the Board and Compensation Committee

Director Independence.   As a result of the ASX Transition, the Company is no longer subject to Nasdaq listing standards, including Nasdaq independence standards, and is instead subject to the ASX Corporate Governance Council’s Principles and Recommendations (“ASX P&Rs”) regarding independence. The Board has determined that a majority of the individual directors are independent under the ASX P&Rs. This determination, which will be made annually following the ASX Transition, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will qualify as independent if he or she is free of any interest, position or relationship that might influence, or reasonably be perceived to influence in a material respect, his or her capacity to bring an independent judgment to bear on issues before the Board and to act in the best interests of the Company as a whole, rather than an individual stockholder or other party. In making independence determinations under the ASX P&Rs, the Board considers a number of factors, including whether the director:
(1)
is or has been employed in an executive capacity by the Company (or any subsidiary or “child entity”) and there has not been a period of at least three years between ceasing employment and service on the Board;

(2)
receives performance-based remuneration from the Company (including options or performance rights) or participates in any employee incentive scheme of the Company;

(3)
is, or within the past three years has been, in a material business relationship (e.g., supplier, professional advisor, consultant or customer) with the Company (or any child entity), or is an officer, or otherwise associated with, a person/entity in such a relationship;

(4)
represents, or is or has been within the past three years, an officer or employee of, or professional advisor to, a substantial (typically 5% or more) stockholder of the Company;

(5)
has close personal ties (including relationships based on family, friendship or other social or business connections) with any person who falls within one of the preceding four categories; and

(6)
has been a director of the Company for such a period that his or her independence from management and substantial stockholders has been, or could reasonably be perceived to be, compromised.

In applying these standards, the Board determined that each of Messrs. Marchetti, McLennan, Morro, Throsby and Youngblood, and Ms. Shanks, qualifies as an independent director, and none has a business or other relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Odell and Wilson and Ms. Korsanos do not qualify as independent directors.
Corporate Governance Guidelines.   The Board has adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, director stock ownership guidelines, Board and committee performance evaluations and management succession planning. The full text of these guidelines can be accessed through the “Governance” link on our Investor Relations website at explore.investors.lnw.com.
Board Leadership Structure.   As described above, all of the director nominees qualify as independent directors, other than Mr. Odell, our Chair, Ms. Korsanos, our Vice Chair, and Mr. Wilson, our President and Chief Executive Officer. The Audit, Compensation and Nominating and Corporate Governance Committees are comprised entirely of independent directors. The Compliance Committee is comprised of independent directors and an industry consultant. The Board has the flexibility to select the leadership structure that is most appropriate for the Company and its stockholders and has determined that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chair of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified director as Chair of the Board, while maintaining the ability to separate the Chair of the Board and Chief Executive Officer roles when deemed appropriate. As noted above, the Chair of the Board and Chief Executive Officer roles are currently held by two different individuals.
In 2021, the Board designated Mr. Youngblood as the lead independent director. The lead independent director’s responsibilities include presiding over regularly held executive sessions of independent directors and coordinating the activities of the independent directors. The lead independent director also provides assistance to the Board and the committees of the Board in their evaluations of management’s performance and carries out other duties assigned by the Board from time to time in areas of governance and oversight, such as acting as the alternative communication channel and principal liaison between the independent directors and the Chair and assisting with Board succession planning.
The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.
Board’s Role in Risk Oversight.   The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management, including ensuring that sufficiently robust risk and compliance policies and procedures are in place and are functioning properly to bring key risk and compliance matters to the Board’s attention. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Board’s committees, each of which examines various components of enterprise risk as part of its responsibilities. An overall review of risk is inherent in the Board’s consideration of the Company’s strategies, such as product and market concentration, competition, acquisitions and divestitures and business transformation and other matters presented to the Board, including operational risks, such as information technology, cybersecurity, personnel and supply chain; financial risks, such as financial reporting, valuation, market and liquidity risks, as described below; and environmental, social and governance risks, including those related to sustainability, corporate social responsibility, diversity, equity, inclusion, belonging and culture, management structure and employee compensation. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company’s risk exposure, and the Board and its committees providing oversight of those efforts.
The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include an enterprise risk management program, regular internal management meetings that identify risks and discuss risk management, a Code of Business Conduct (the “Code”) (and related trainings), a separately established ethics and compliance function that includes suitability reviews of customers, partners, vendors and other persons/entities with which the Company does business, regular cybersecurity, data flow and data privacy assessments, such as evaluation of network security measures and data protection safeguards, an internal and external audit process that includes testing controls, internal approval and signature authority processes and legal department review of contracts.
The Board of Directors is central to oversight of cybersecurity risks. The Board of Directors is composed of members with diverse expertise, including risk management, technology, finance and legal, and they have access to management and third-party service providers where appropriate, equipping them to oversee cybersecurity risks effectively. Day-to-day cybersecurity monitoring and oversight activities are delegated to management.
In connection with the Board’s risk oversight, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks. Individual directors also communicate on a regular basis with senior management on matters relating to risk management.
The Board committees, which meet regularly and report to the full Board, play significant roles in carrying out the Board’s risk oversight function and communicating with management concerning risks. In particular, the Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process and accounting. The Audit Committee also oversees the internal audit function and regularly meets in private with both the Vice President of Internal Audit (who reports functionally to the Audit Committee and administratively to the Chief Financial Officer) and representatives of the Company’s independent auditing firm. The Compensation Committee evaluates risks associated with the Company’s compensation programs, human capital matters and succession planning for executive officers and other senior management and discusses with management procedures to identify and mitigate such risks. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Program as it Relates to Risk” below. The Compliance Committee is active in overseeing the Company’s compliance with the laws applicable to the Company’s business, including gaming, anti-money laundering, anti-bribery, sanctions lists, anti-slavery, trade (export and import) laws, as well as compliance with the Code of Business Conduct and related policies by employees, officers, directors and other representatives of the Company. In addition, the Compliance Committee oversees a compliance review process, which is designed to ensure that the vendors, consultants, customers and business partners of the Company are “suitable” or “qualified” as those terms are used by applicable gaming authorities, and regularly meets separately with the Chief Compliance Officer (who reports functionally to the Chief Legal Officer and has a direct reporting line to the Compliance Committee). The Nominating and Corporate Governance Committee oversees risks related to composition, succession and structure of the Board, as well as risks related to environmental matters, including climate-related risks.
Environmental, Social and Governance (“ESG”).   We believe that ESG priorities are an important part of our responsibility to be a good corporate citizen, help shape our competitive edge and enable the Company to better attract investments and drive enterprise value. In 2023, we established an ESG Council to serve as the governing body of our ESG efforts across the organization. The ESG Council provides updates on ongoing ESG efforts to the Nominating and Corporate Governance Committee with further reporting to the Board on a quarterly basis.
Our Corporate Social Responsibility (“CSR”) priorities are aimed at supporting responsible business development, protecting local communities and improving economic outcomes of these communities. Our CSR program, known as Game Changers of Light & Wonder, encapsulates our commitment to evolve the gaming landscape along these key pillars:
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Game Changers for our Community: Social and community impact, charitable donorship and employee volunteerism;

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Game Changers for our People: Celebrating perspectives and fostering diversity, engagement, inclusion, belonging and equal opportunity for all employees;

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Game Changers for our Planet: Environmental sustainability, responsible operations, and preservation of natural resources;

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Game Changers for our Players: Responsible gaming, advocacy and stewardship, education, awareness and treatment;

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Corporate Governance: System of corporate responsibility, code of conduct, and ethics by which we operate and govern; and

•
Global Supply Chain Diversification: Providing economic and business opportunities for a diverse group of suppliers.

Environmental sustainability.   We aim to include environmental sustainability and social responsibility as a key part of the Company’s operations. We aim to align to the requirements of the International Organization for Standardization 14001 guidelines and the UN Sustainable Development Goals to support the preservation of natural resources. Additionally, our facilities are designed to comply with all jurisdictional environmental regulations, and many aim to take further action to reduce our carbon footprint, gas usage, water usage and landfill waste by maximizing recycling efforts and our ability to divert renewable commodities from landfills. We established a Sustainability Committee to make key decisions, monitor environmental regulatory requirements and policies, support sustainable business practices and operations, evaluate opportunities to preserve and protect the natural environments in which we operate and report on regional and global environmental impact.
Responsible gaming and charitable giving.   Responsible gaming and philanthropy are cornerstones of our ESG priorities. We support public education and awareness campaigns, aim to comply with the American Gaming Association (“AGA”) Responsible Gaming Code of Conduct for advertising and marketing, and serve on boards and committees including the International Center for Responsible Gaming; American Gaming Association Responsibility Committee; American Gaming Equipment & Manufacturing Responsible Gaming Committee; National Council on Problem Gaming Responsibility Committee; Industry Group for Responsible Gaming; European Association for the Study of Gambling; and the Nevada Resort Association Corporate Social Responsibility Committee. We have installed responsible gaming software, which provides players the ability to personalize a gaming budget on device, in casinos located in Australia, Canada, New Zealand and the U.S. We established a Responsible Gaming Committee to make key decisions, monitor gaming regulatory requirements, foster industry stewardship, develop player resources and identify opportunities to foster awareness, education and treatment programs.
Through our charitable giving, employee volunteerism and community outreach programs, we have given back to communities and charities globally that support STEAM education (combining science, technology, engineering, arts and math), environmental sustainability, food security, responsible gaming, diversity, engagement, inclusion and belonging initiatives, social impact and equal rights initiatives, reducing homelessness, veterans and military family programs, disaster relief, preventing domestic violence and many other causes. We established a Social Impact Committee to cross collaborate with our local divisions across the organization on social impact programs, philanthropy and charitable giving, employee volunteerism, economic impact, employee engagement and culture programs, and reporting on global impact.
Celebrate Perspectives.   One of the Company’s core values is “Celebrate Perspectives” which drives our focus on fostering a highly inclusive culture and celebrating our unique and diverse global perspectives. The Company formulated a diversity, engagement, inclusion, belonging and culture strategic plan and established a Celebrate Perspectives Council in 2020 with representation from our Board of Directors and other senior executives as members. The Celebrate Perspectives Council routinely makes key decisions, reviews initiatives and identifies areas that require further development to advance the mission of our Celebrate Perspectives strategy, which is to give everyone equal opportunities, regardless of their backgrounds or personal characteristics.
We also strive to develop strong connections with diverse suppliers that share our values. Leaders within our People Capability function work to embed these principles in all human capital functions of the organization. These department leaders partner with the business to assist in these efforts and practices related to Culture, Retention & Belonging; Talent Acquisition & Recruiting; Learning & Development; and Equitable Policies, Benefits and Rewards. In support of the Company’s core values, the Board oversees the Company’s diversity, engagement, inclusion, belonging and culture policies and practices and compliance with its responsibilities as an equal opportunity employer. As the Celebrate Perspectives Board representative, Mr. Youngblood is part of the Celebrate Perspectives Council and provides an update to the Board at each quarterly Board meeting on the Company’s initiatives with respect to our diversity, engagement, inclusion, belonging and culture efforts and related matters for the Company.
Board Diversity Matrix (as of April 13, 2026)
Total Number of Directors	9
	Female	Male	Non-Binary	Not Disclosed
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Demographic background not disclosed	—	—	—	2
Board Meetings.   The Board held a total of six meetings during 2025, including six at which executive sessions were held with no members of management present. During 2025, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.
Board Committees.   The Board has four standing committees: the Audit Committee; the Compensation Committee; the Compliance Committee; and the Nominating and Corporate Governance Committee. All committees are comprised solely of independent directors with the exception of the Compliance Committee, which is comprised of four independent directors and Patricia Becker, an independent advisor who is knowledgeable of the provisions of Nevada gaming laws, as is required under the Company’s Compliance Plan.
The Board has approved charters for each Board committee, which can be accessed through the “Governance” link on our Investor Relations website at explore.investors.lnw.com. The current membership of each committee is as shown in the table below.
Audit Committee	Compensation Committee	Compliance Committee	Nominating and Corporate Governance Committee
Michael Marchetti (Chair)	Hamish R. McLennan (Chair)	Stephen Morro (Chair) Virginia E. Shanks	Kneeland C. Youngblood (Chair)
Virginia E. Shanks	Michael Marchetti	Timothy Throsby	Michael Marchetti
Timothy Throsby	Stephen Morro	Kneeland C. Youngblood	Hamish R. McLennan
	Virginia E. Shanks	Patricia Becker	Stephen Morro
Audit Committee.   The Audit Committee is responsible for hiring the Company’s independent registered public accounting firm and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and our independent registered public accounting firm, the Company’s internal accounting controls, the financial statements, the report and recommendations of our independent registered public accounting firm, the scope of the audit and the qualifications and independence of the auditor. The Audit Committee also oversees the Company’s internal audit function. The Board has determined that each member of the Audit Committee is independent under the ASX P&Rs and the independence standards under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Marchetti qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the rules of the SEC. The Audit Committee held five meetings during 2025.
Compensation Committee.   The Compensation Committee sets the compensation of the President and Chief Executive Officer and other senior executives of the Company and administers the equity incentive plans and executive compensation programs of the Company and determines eligibility, award opportunities and performance criteria under these plans and programs. The Compensation Committee makes recommendations to the Board for the adoption of new employee benefit plans and equity incentive plans and for any modifications to the compensation program for non-employee directors and oversees the Company’s human capital matters. The Board has determined that each member of the Compensation Committee is independent under the ASX P&Rs and qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee held five meetings during 2025.
Compliance Committee.   The Compliance Committee is responsible for providing oversight of the Company’s program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming and anticorruption laws, and with respect to compliance with the Code by employees, officers, directors and other representatives of the Company. The Compliance Committee held five meetings during 2025.
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices, overseeing the annual self-assessments of the Board and its committees and overseeing the Company’s environmental matters. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the ASX P&Rs. The Nominating and Corporate Governance Committee held four meetings during 2025.
Other than the minimum age requirement specified in the NRS, the Nominating and Corporate Governance Committee does not impose specific qualifications or requirements on candidates for director and will consider individuals suggested as candidates by our stockholders in accordance with the provisions contained in our Fourth Amended and Restated Bylaws. Each notice of nomination submitted in this manner must contain the information specified in our Fourth Amended and Restated Bylaws, including, but not limited to, information with respect to the beneficial ownership of our common stock held by the proposing stockholder and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock.
To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (i) the 90th day prior to the annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.
Each notice of nomination should include the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director. The Nominating and Corporate Governance Committee will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. In prior years, candidates have been identified through recommendations made by directors, the President and Chief Executive Officer and third parties. The Nominating and Corporate

Governance Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.
Stockholder Communications with Directors.   Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director’s attention care of the Corporate Secretary of the Company at Light & Wonder, Inc., 6601 Bermuda Road, Las Vegas, NV 89119. The Corporate Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.
Attendance at Stockholders’ Meetings.   The Company encourages directors to attend the annual stockholders’ meeting. Last year, seven of the nine directors standing for election attended the annual meeting.
Compensation Committee Interlocks and Insider Participation.   None of the Compensation Committee members (i) has ever been an officer or employee of the Company or (ii) was a participant in a Related Person Transaction (as defined in “Certain Relationships and Related Person Transactions” below) in 2025. None of the Company’s executive officers serves, or in 2025 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving, or who in 2025 served, as a member of the Board or the Compensation Committee.
Code of Business Conduct.   The Board has adopted the Code, which applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies, including the Company’s work environment and human rights. The full text of the Code can be accessed through the “Governance” link on our Investor Relations website at explore.investors.lnw.com.

Director Compensation
The compensation of each of our directors in 2025 is described below, other than the compensation of Matthew Wilson, our President and Chief Executive Officer, who also served on the Board during 2025, and whose compensation is disclosed in the section entitled “Executive Compensation”.
Compensation for our non-employee directors is determined by the Board based on the recommendation of the Compensation Committee. The Compensation Committee makes its recommendation following a review of non-employee director compensation against market data provided by the Committee’s independent compensation consultant. In reviewing the data, the Committee uses it as a general guideline and does not target a specific market percentile.
Our non-employee director compensation program remains aligned with U.S. market practice and consists of cash and equity retainers. Our cash retainers consist of:
(1)
$90,000 for service on the Board;

(2)
$10,000 for service on a committee (or $15,000, in the case of the Audit Committee);

(3)
$35,000 for service as chair of the Audit Committee, $25,000 for service as chair of the Compensation Committee or the Compliance Committee, and $20,000 for service as chair of the Nominating and Corporate Governance Committee; and

(4)
$35,000 for service as the Lead Independent Director.

In early 2026, based on the review described above, the Board and Committee increased the annual retainer for the chair of the Compensation Committee to $35,000 and members of the Compensation Committee to $15,000 to take effect after the 2026 meeting of stockholders.
Mr. Youngblood also receives an annual retainer of $20,000 for his services as a member of the Celebrating Perspectives Council.
Non-employee directors also receive an annual grant of restricted stock units (“RSUs”) valued at $210,000 for their services as directors. This provides non-employee directors with equity in the Company and further aligns their interests with those of stockholders as a whole. As a condition of receiving the equity portion of their retainer, non-employee directors must satisfy the Board’s attendance requirement for the prior calendar year (attended at least 75% of Board and applicable committee meetings, unless the director served less than six months).
The RSUs vest on the first anniversary of the grant date or the date of the next annual meeting of stockholders, whichever is earlier. The number of RSUs granted for 2025 was determined by dividing $210,000 by the average of the high and low prices of our common stock on the trading day immediately prior to the grant date and rounding down to the nearest whole number.
New non-employee directors generally receive 10,000 stock options with a four-year vesting schedule upon joining the Board, which is intended to provide additional compensation over the course of the first four years a director serves in recognition of the additional effort required to become familiar with our businesses. Awards of stock options and RSUs are not subject to any performance goals but are subject to forfeiture if the director leaves the Board prior to the vesting for any reason other than due to death or disability, in which case the stock options or RSUs will vest.
A non-employee director may elect to receive shares instead of all or a portion of his or her cash retainers. No director made such an election in 2025.
Remuneration for Additional Board Duties for Messrs. Morro and McLennan.   During 2025, Messrs. Morro and McLennan additionally served on the Litigation Governance Oversight Committee of the Board which was established to assist the Board in overseeing the Company’s response to the litigation brought by Aristocrat Technologies, Inc. and Aristocrat Technologies Australia Pty Limited.
In recognition of the significant time commitment and additional responsibilities with such service, the Board approved supplemental retainers of $270,000 for Mr. Morro (Chair) and $130,000 for Mr. McLennan,

payable $70,000 in cash, with the remainder in immediately vested RSUs. As these amounts, which are special exertion fees for ASX purposes, were paid or granted in 2026, they are not reflected in the Director Compensation Table below, although they primarily relate to service in 2025.
Compensation Arrangements with the Chair (Mr. Odell) and Vice Chair (Ms. Korsanos)
Prior to being elected to the Board, Mr. Odell and Ms. Korsanos served as consultants to the Company and were compensated for such services pursuant to consulting agreements with the Company. Since Mr. Odell and Ms. Korsanos have continued to provide consulting services following their election to the Board, Mr. Odell and Ms. Korsanos continue to be compensated according to their consulting agreements and do not participate in the non-employee director compensation program.
For their consulting services, Mr. Odell and Ms. Korsanos receive annual consulting fees of $900,000 and $600,000, respectively
No other payments or grants were made to Mr. Odell or Ms. Korsanos during 2025.
Previously, in recognition of the value of the consulting services provided by Mr. Odell and Ms. Korsanos’ and the value unlocked by an acquisition in October 2020 by a group of long-term institutional investors of a 34.9% stake in the Company from MacAndrews & Forbes Incorporated, in which Mr. Odell and Ms. Korsanos played critical roles, and to further align their interests with stockholders and drive stock price growth, each of Mr. Odell and Ms. Korsanos received a one-time grant of 662,933 stock options. Vesting of these stock options was subject to achieving one or more stock price hurdles or continued service through a specified date. Since the stock price hurdles were achieved, all of the stock options are vested.
In 2023, in lieu of increasing their consulting fees (which have not been changed since 2020), Mr. Odell and Ms. Korsanos received a grant of 6,413 and 4,252 RSUs, respectively, plus a grant of 10,000 RSUs each in exchange for agreeing to a three-year extension of their consulting agreements. Each of the RSU grants vests one-third each year, with the final portion scheduled to vest on October 1, 2026.
Director Compensation for 2025
The table below shows the compensation earned by each of our directors for 2025, other than Mr. Wilson, whose compensation is reflected in the Summary Compensation Table below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Jamie R. Odell	900,000(2)	—	2,165,169(3)	3,065,169
Antonia Korsanos	600,000(2)	—	2,155,968(3)	2,755,968
Kneeland C. Youngblood	175,000(4)(5)	209,972	—	384,972
Hamish R. McLennan	125,000(4)	209,972	10,812(3)	345,784
Stephen Morro	135,000(4)	209,972	—	344,972
Michael Marchetti	145,000(4)	209,972	—	354,972
Virginia E. Shanks	125,000(4)	209,972	—	334,972
Timothy Throsby	115,000(4)	209,972	21,926(3)	346,898

(1)
Reflects the grant date fair value of RSUs awarded during 2025, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) and was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For additional information, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)
Reflects the consulting fees for Mr. Odell and Ms. Korsanos.

(3)
In 2025, prior to the ASX Transition, we modified the exercise price of certain stock options to reflect the change from a primary listing where our publicly traded securities were denominated in USD to one where they are denominated in AUD. This modification resulted in an accounting charge that is required to be reported as additional compensation by SEC rules, even though did not result in any additional compensation being provided to the directors. U.S. tax rules dictated a different modification for directors who are U.S. taxpayers that did not result in an accounting charge. In addition, the stock options granted to Mr. Odell and Ms. Korsanos in 2020 were granted with a shortened exercise period of six years, instead of the standard ten years. Prior to the ASX Transition, the Board approved an extension of the period in which the options may be exercised, which also resulted in an accounting charge reported above, even though no value was directly realized by Mr. Odell or Ms. Korsanos.

(4)
Reflects annual retainers earned.

(5)
Includes an annual retainer of $20,000 in respect of Mr. Youngblood’s services as a member of the Celebrating Perspectives Council.

The table below shows the number of stock options and unvested RSUs held by each of our directors as of December 31, 2025, except for Mr. Wilson, whose stock options and unvested RSUs are reflected in the Outstanding Equity Awards at Fiscal Year-End Table below:
Name	Stock Options	RSUs
Jamie R. Odell	677,933(1)	5,472(2)
Antonia Korsanos	677,933(1)	4,752(2)
Kneeland C. Youngblood	10,000(3)	2,391
Hamish McLennan	5,000(3)	2,391
Stephen Morro	10,000(3)	2,391
Michael Marchetti	10,000(3)	2,391
Virginia Shanks	10,000(3)	2,391
Timothy Throsby	10,000(3)	2,391

(1)
Reflects two grants of stock options to each of Mr. Odell and Ms. Korsanos. 15,000 of the stock options held by each of Mr. Odell and Ms. Korsanos were granted on May 16, 2019 and August 26, 2019, respectively, with an exercise price of $20.74 and $17.26, respectively. The remaining 662,933 stock options held by each of Mr. Odell and Ms. Korsanos were granted on September 28, 2020, each with a three-year vesting schedule (subject to earlier vesting in the event certain specified stock price thresholds were achieved) and an exercise price of $35.42. All of these stock options were vested as of December 31, 2024.

(2)
Reflects RSUs granted to Mr. Odell and Ms. Korsanos on December 11, 2023, in consideration for their continued consulting services, each of which has vested as to two-thirds of the award and the remainder of which will vest on October 1, 2026.

(3)
Reflects stock options granted to Mr. Youngblood on August 6, 2018, Mr. Throsby on October 7, 2020, Mr. McLennan on November 11, 2020, Ms. Shanks on June 11, 2021, Mr. Morro on August 17, 2022 and Mr. Marchetti on January 15, 2024, in connection with the applicable director joining the Board, each with a four-year vesting schedule and an exercise price of $37.35, $35.81, $34.12, $74.16, $57.67 and $80.36, respectively. Ms. Shanks and Messrs. Youngblood, McLennan and Throsby’s stock options vested and became exercisable on the first four anniversaries of their respective dates of grant. All of the remaining stock options were vested as of December 31, 2025, except that 2,500 of Mr. Morro’s stock options will vest on August 17, 2026 and 2,500 of Mr. Marchetti’s options vested on January 15, 2026 and the final 5,000 will vest in two equal installments on January 15, 2027 and January 15, 2028.

Director Stock Ownership Guidelines
The stock ownership guidelines are intended to align the financial interests of our officers and directors with the interests of our stockholders. These guidelines provide that directors (including our Chair and Vice Chair), other than our President and Chief Executive Officer, who is subject to the officer stock ownership requirements, are required to own shares of our common stock with a value at least equal to five times the standard annual cash retainer divided by the preceding 200-day average closing price of our shares.
Shares held directly or indirectly, including shares held within retirement plans, time-vesting RSUs to be settled in shares and shares owned by immediate family members, count for purposes of the guidelines, whereas outstanding stock options and performance-based RSUs (“PSUs”) do not.
Each covered director has five years to comply with the policy, and all of our directors are currently in compliance.

Security Ownership
The following table sets forth certain information as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors and director nominees, each of our named executive officers and all of our directors and executive officers as a group. The number of shares (or CDIs) and the percentages of beneficial ownership set forth below are calculated as of April 13, 2026, unless otherwise noted, based on outstanding shares of 78,661,761. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares (or CDIs) indicated.
Name and Address of Beneficial Owner	Number(1)	Percent(1)
Fine Capital Partners, L.P. 3 Columbus Circle, 15th Floor New York, NY 10019	8,245,687(2)	10.5%
Caledonia (Private) Investments Pty Limited Level 10, 131 Macquarie Street Sydney, NSW, 2000, Australia	7,847,596(3)	10.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,690,772(4)	6.0%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	699,360(5)	0.9%
Jamie R. Odell	717,149(6)	*
Matthew Wilson	198,272	*
Antonia Korsanos	705,811(7)	*
Siobhan Lane	16,933	*
Michael Marchetti	10,550	*
Hamish R. McLennan	49,967(8)	*
Stephen Morro	24,520	*
Virginia E. Shanks	21,710	*
Timothy Throsby	54,473	*
Kneeland C. Youngblood	40,555	*
James Sottile	82,958	*
Oliver Chow	8,975	*
All current directors and executive officers as a group (consisting of 11 persons)(9)	1,848,915	2.4%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of April 13, 2026 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of April 13, 2026:

Mr. Odell — 677,933 stock options; Ms. Korsanos — 677,933 stock options; Mr. McLennan — 2,391 RSUs and 5,000 stock options; Mr. Marchetti — 2,391 RSUs and 5,000 stock options; Mr. Morro — 2,391 RSUs and 7,500 stock options; Ms. Shanks — 2,391 RSUs and 10,000 stock options; Mr. Throsby — 2,391 RSUs and 10,000 stock options; and Mr. Youngblood — 2,391 RSUs and 10,000 stock options.

(2)
Based on an amendment to Schedule 13G filed with the SEC on November 7, 2025 by Fine Capital Partners, L.P., Fine Capital Advisors, LLC, Adom Partners, L.P. and Ms. Debra Fine, reporting beneficial ownership as of November 5, 2025. The Schedule 13G/A states that each such person with the exception of Adom Partners, L.P. has shared voting power and shared dispositive power with respect to 8,245,687 shares, that Adom Partners, L.P. has shared voting power and shared dispositive power with respect to 5,327,639 shares and that Ms. Debra Fine has sole voting and sole dispositive power with respect to 13,000 shares.

(3)
Based on an amendment to Schedule 13G filed with the SEC on November 14, 2025 by Caledonia (Private) Investments Pty Limited and Caledonia US, LP (together, “Caledonia”), reporting beneficial ownership as of September 30, 2025. The Schedule 13G/A states that Caledonia has shared voting power with respect to 7,847,596 shares and shared dispositive power with respect to 7,847,596 shares.

(4)
Based on an amendment to Schedule 13G filed with the SEC on January 30, 2026 by The Vanguard Group, reporting beneficial ownership as of December 31, 2025. The Schedule 13G states that The Vanguard Group had shared voting power with respect to 2,285,015 shares and shared dispositive power with respect to 4,690,772 shares. On March 27, 2026, The Vanguard Group filed another amendment to Schedule 13G reporting that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over shares beneficially owned by various Vanguard subsidiaries or business divisions of subsidiaries. The Vanguard Group also reported that certain subsidiaries or business divisions of subsidiaries that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group.

(5)
Based on an amendment to Schedule 13G filed with the SEC on January 21, 2026 by Blackrock, Inc., reporting beneficial ownership as of December 31, 2025. The Schedule 13G/A states that Blackrock, Inc. has sole voting power with respect to 666,842 shares and sole dispositive power with respect to 699,360 shares.

(6)
Includes 10,000 shares held by the Jamie and Caroline Odell Superannuation Fund, of which Mr. Odell is a beneficiary, and 8,275 shares held by New Dusk Pty Ltd (Odell Family Trust), of which Mr. Odell serves as a director, a shareholder and a beneficiary.

(7)
Includes 313 shares held by Ms. Korsanos’s child, of which Ms. Korsanos disclaims beneficial ownership except to the extent of her pecuniary interest therein.

(8)
Includes 6,380 shares held by Linyanti Holdings Pty Limited ATF McLennan Superannuation Fund, a retirement fund of which Mr. McLennan is the beneficiary, and 9,750 shares held by Londolozi Pty Limited ATF Londolozi Family Trust, of which Mr. McLennan serves as trustee.

(9)
Includes 1,403,366 shares issuable upon exercise of stock options and 14,346 shares issuable upon vesting of RSUs as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of April 13, 2026.

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Message from the Compensation Committee Chair
Dear Stockholder:
This Compensation Discussion and Analysis describes our executive compensation philosophy and program, the compensation decisions made by the Compensation Committee and the matters considered in making such decisions.
Light & Wonder is a leading cross-platform global games company with a focus on content and digital markets headquartered in Las Vegas, Nevada. Our portfolio of revenue-generating activities primarily includes supplying game content and gaming machines, CMSs and table game products and services to licensed gaming entities, and electronic pull-tabs and related services to charitable gaming entities; providing social casino and other online games, including casual gaming, to retail customers; and providing a comprehensive suite of digital gaming content, distribution platforms and player account management systems, as well as various other iGaming content and services. We report our results of operations in three reportable business segments — Gaming, SciPlay and iGaming — representing our different products and services.
Our 2025 executive compensation program reflects best practices, and is designed to offer a competitive pay package, with respect to the U.S. market, which is where we are headquartered and where we primarily compete for executive talent. As such, over 80% of our executives’ maximum annual compensation opportunity is payable in equity and greater emphasis is placed on long-term incentives than our annual incentive program.
The compensation program was also designed to advance our key business priorities, both operational and financial, including by encouraging continued innovation to provide best in class content and systems and support growth in our product lines and services worldwide and creation of cash flow for efficient capital management, while continuing to invest in our business.
Performance During 2025
Light & Wonder delivered a strong finish to 2025, achieving solid financial results underpinned by disciplined execution and robust game performance. The Company also achieved several important milestones, including the successful acquisition and integration of Grover, accelerating our expansion in the charitable Gaming market, and our transition to a sole primary listing on the ASX.
For the full year, the Company delivered $3.3 billion in consolidated revenue, $276 million of net income and $1.44 billion in Consolidated AEBITDA1, an increase of 4%, decrease of 18% and increase of 16%, respectively, compared to the prior year period. The net income was primarily impacted by a $128 million legal settlement charge associated with a strategic resolution of the Aristocrat matter, a $25 million contingent acquisition consideration fair value adjustment and $37 million related to ASX Transition and Grover acquisition related costs.
During 2025, we also returned $877 million to stockholders through share or CDI repurchases. Since initiation of the prior share repurchase program in March of 2022 and through December 31, 2025, the Company has returned $1.9 billion to stockholders by repurchasing 24.4 million shares or CDIs.
Named Executive Officer (NEO) Outcomes
Executive pay is substantially at risk, as shown below, largely consisting of performance compensation tied to stock price and/or achievement of financial targets.
Executive	At-Risk Pay(1)
Mr. Wilson	81%
Other Named Executive Officers	73%

1
Represents a non-GAAP financial measure. A reconciliation to the most directly comparable GAAP financial measure is available in Appendix A.

(1)
At-risk pay includes target LWICP and target grant date value of equity incentive awards. It also includes compensation that is directly tied to the value of our shares or CDIs, such as time-vesting RSUs.

Outcomes for our 2025 annual incentive program (referred to as the Light & Wonder Incentive Compensation Program, or the “LWICP”) were contingent on the achievement of financial goals tied to top-line and bottom-line growth. Performance targets for all goals were set at levels above actual achievement for the prior year, and were subject to a rigorous payout curve where performance achievement below 85% of the target goal for any metric would result in no payout with respect to that metric. We used revenue and AEBITDA as goals under the LWICP because these are common measures for U.S. technology-focused growth companies, while AEBITDA in particular excludes acquired amortization and permits growth by acquisition without penalizing executives.
Achievement at 85% of the target goal results in only a 25% payout for a metric. 2025 performance was above threshold but below target for all metrics, resulting in a below target payout for executive officers. For executives with Company-wide responsibilities, payouts were 73.1% of target and 36.6% of the maximum payout opportunity.
Outcomes for our PSUs exceeded targets, resulting in 100% of target vesting, reflecting our long-term growth exceeding expectations. Vesting of our PSUs is capped at the target level, even if actual performance exceeds the target goal. For PSUs, we used Consolidated AEBITDA as a target, for the reasons described above for the LWICP, as well as relative TSR, which is a very common metric for long-term incentives in the United States to provide direct alignment with the experience of stockholders.
Overall, the CEO’s total compensation actually paid has reduced 3% year on year while TSR has improved by 13%.
Pay for Performance Alignment
Annual bonuses have varied over the past five years as shown below, demonstrating alignment with performance and that even strong performance does not result in excessive payouts
	Annual Bonus Achievement as a % of Target Bonus Opportunity
	Executive Officers with Company-wide Responsibilities
	2021	2022	2023	2024	2025
% of target opportunity	139.9%	109.3%(1)	114.1%	98.4%(2)	73.1%
% of maximum opportunity	70.0%	54.7%	57.0%	49.2%	36.6%

(1)
In 2022, actual payouts were voluntarily reduced to 103.0%.

(2)
In 2024, the Committee exercised discretion to reduce the payout for certain employees to 91.3%.

Primary Listing on Australian Stock Exchange and Commitment to Good Governance
In November 2025, we transitioned from listing our shares on the Nasdaq and the ASX to solely listing on the ASX. The decision to transition to a sole primary listing on the ASX reflects our strategic focus on aligning our capital markets presence with our long-term growth plans and stockholder base. No significant changes were necessary, or made, to our executive compensation program as a result of the transition to the ASX.
As part of its ongoing review of our executive compensation program, the Committee considers the results of our last “say on pay” proposal. In 2025, approximately 97% of the votes cast at the 2025 annual meeting of stockholders were in support of our say on pay proposal. Considering this strong support and other factors, the Committee did not consider significant changes to our compensation program to be necessary at this time. Our Compensation Committee will continue to evaluate our executive compensation program, including to ensure it appropriately incentivizes executives, aligns pay with performance and provides competitive compensation to enable us to successfully retain and recruit executives in the United States, the market where we primarily compete for executive talent. As part of this continuous evaluation, the Committee will take into consideration stockholder feedback.
/s/ Hamish McLennan

Hamish McLennan
Compensation Committee Chair
Executive Officers and Named Executive Officers
For fiscal year 2025 our executive officers and named executive officers were:
Executive	Position
Matthew Wilson	President and Chief Executive Officer
Oliver Chow	Executive Vice President, Chief Financial Officer and Treasurer
James Sottile(1)	Executive Vice President, Chief Legal Officer and Corporate Secretary
Siobhan Lane	Executive Vice President and Group Chief Executive, Gaming

(1)
Mr. Sottile retired on December 31, 2025.

Objectives and Components of Compensation Program
The objectives of our executive compensation program are to attract, incentivize and retain executive talent, to encourage and reward excellent performance by executives whose contributions drive the success of the Company and to create value for our stockholders. The program is structured to provide compensation packages that are competitive with the market in which we are based, vary with performance, encourage long-term service and align the interests of management and stockholders. Highlights of our policies and practices are:

Light & Wonder Policy/Practice	Details
No guaranteed salary increases	Executive officers are not entitled to contractual salary increases.
Challenging, but achievable financial goals
Performance metrics support important business objectives and executives should only receive a bonus when strong results are achieved. LWICP bonuses are only paid if 85% or more of the target is achieved. The payout percentage at the threshold level was only 25% of an executive’s target bonus opportunity.

Significant portion of equity awards subject to performance goals	One-half of the 2025 equity awards granted to executive officers vest based on the achievement of performance goals.
Stock ownership guidelines
Stock ownership guidelines apply to our directors, President and Chief Executive Officer and executive officers who report directly to our President and Chief Executive Officer. The guidelines encourage a long-term perspective in managing the Company and further align the interests of our executive officers and directors with the interests of stockholders. See “— Corporate Governance Policies — Stock Ownership Guidelines” below for additional information.

Clawback policies
Although the Company is no longer required to maintain a clawback policy following the ASX Transition, we continue to maintain a clawback policy permitting us to recoup erroneously awarded excess compensation in the event of a financial restatement. We also maintain a separate clawback policy subjecting cash and equity incentive compensation paid to our executive officers to recovery in the event of a financial restatement due to an executive’s fraud or misconduct. See “— Corporate Governance Policies — Clawback Policies” below for additional information.

Hedging and pledging policies
The Company maintains policies prohibiting employees and directors from engaging in hedging and pledging transaction. See “— Corporate Governance Policies — No Hedging and No Pledging Policies” below for additional information.

Independent compensation consultant	The Committee benefits from its use of an independent compensation consulting firm, which provides no other services to the Company.
Periodic risk assessment	The Committee regularly assesses risks imposed by our executive compensation program and has concluded it does not encourage behaviors that would create unacceptable risks for the Company.
No excise tax gross-ups	We do not agree to pay excise tax gross-ups.
No loans to executive officers	We do not make personal loans to our executive officers.

The principal components of the Company’s executive compensation program consist of:
Element of Compensation	Rationale	Linkage to Compensation Objective
Base Salary	• Provides fixed compensation	• Attracts and retains executive talent
Annual Incentive Compensation	• Aligns executive compensation with Company financial performance	• Fosters excellent business performance • Aligns executive and stockholder interests • Attracts and retains executive talent
Long-Term Incentive Compensation (RSUs and PSUs)
•
Provides a market-competitive equity opportunity

•
Half of awards are PSUs vesting based on the Company’s relative stock price or a financial target

•
Half of awards are RSUs subject to meeting service requirements, which requires that the recipient continues to contribute to the delivery of strategic goals and meets performance expectations

•
Links compensation to long-term Company performance

•
Incentivizes value creation for stockholders

•
Attracts and retains executive talent

•
Encourages long-term service

•
Ensures executives become owners, and provides a pathway to meeting mandatory stockholding requirements.

Severance Protections	• Provides executive comfort in the event of an unexpected employment termination, consistent with market practice.	• Attracts and retains executive talent • Encourages long-term service
Base Salary
The base salaries of the Company’s executive officers are reviewed on an annual basis in light of the competitive marketplace, the executive officer’s responsibilities, experience and contributions and internal equity considerations.
Effective as of April 1, 2025, the Committee approved a modest base salary increase for Mr. Chow and market-based increases for each of Mr. Wilson and Ms. Lane.
The base salaries for each NEO effective as of April 1, 2025, were as follows:
Name	2024 Salary ($)	2025 Salary ($)	Salary Change (%)
Matthew Wilson	$1,332,500	$1,359,150	2%
Oliver Chow	$625,000	$650,000	4%
James Sottile	$717,500	$717,500	—
Siobhan Lane	$768,750	$784,125	2%
Annual Incentive Compensation
The Committee reviews the design of the LWICP each year to ensure it is aligned with stockholder interests, supports the achievement of the Company’s business objectives and balances incentivizing and retaining key employees, including our executive officers. After this review, the Committee determined to maintain the same structure for the 2025 LWICP, with performance targets set in excess of 2024 performance outcomes to incentivize year-over-year growth.
The 2025 LWICP has a rigorous payout curve, which requires achievement of 85% of a target metric before any payout is earned for that metric, with maximum payout for a metric occurring at 130% of target for that metric. Threshold payouts are 25% of the target bonus amount while maximum payouts are 200% of the target bonus amount. Based on this structure, the named executive officers had the following 2025 bonus opportunities (expressed as a percentage of base salary):
Executive	Threshold Annual Bonus Opportunity (% of Base Salary)	Target Annual Bonus Opportunity (% of Base Salary)	Maximum Annual Bonus Opportunity (% of Base Salary)
Mr. Wilson	31%	125%	250%
Mr. Chow(1)	25%	100%	200%
Mr. Sottile	19%	75%	150%
Ms. Lane	25%	100%	200%

(1)
Mr. Chow’s target bonus opportunity was increased to 100% of base salary effective April 1, 2025 and his bonus payout for 2025 was determined based on a blended rate. The percentages reflected here are based solely on his targets following such increase.

All goals under the 2025 LWICP were pre-determined financial targets. Goals for Messrs. Wilson, Chow and Sottile, since they had Company-wide responsibilities were measured on a consolidated basis and consisted of revenue, subject to certain adjustments (“LWICP Revenue”) and Consolidated AEBITDA, as reported in our earnings release, subject to further adjustments (“LWICP AEBITDA”), each weighted 50%. Since Ms. Lane oversees our gaming business segment, her goals, which also consisted of LWICP Revenue and LWICP AEBITDA, were measured both on a consolidated basis and with respect to our gaming business segment (excluding contribution from our charitable gaming business acquisition), with each metric weighted 25%.
The tables below set forth the specific financial targets used to measure the Company’s performance and determine payouts under the 2025 LWICP. In all cases, target and threshold goals were increased over the same goal level for the prior year and target goals were set above the prior year’s performance outcomes.
Consolidated:
	LWCIP (Corporate) Payout and Performance Curves
		Threshold	Target				Max
	Payout Curve	25%	100%	110%	125%	175%	200%
LWICP Revenue(1)	Performance Curve	$2,935	$3,453	$3,626	$3,798	$4,144	$4,489
($ in millions)	% of Target	85%	100%	105%	110%	120%	130%
LWICP AEBITDA(1)	Performance Curve	$1,156	$1,360	$1,428	$1,496	$1,632	$1,768
($ in millions)	% of Target	85%	100%	105%	110%	120%	130%

(1)
LWICP Revenue and LWICP AEBITDA are non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures are available in Appendix A.

Gaming Business Segment:
	LWCIP (Gaming) Payout and Performance Curves
		Threshold	Target				Max
	Payout Curve	25%	100%	110%	125%	175%	200%
LWICP Revenue(1)	Performance Curve	$1,924	$2,263	$2,376	$2,489	$2,716	$2,942
($ in millions)	% of Target	85%	100%	105%	110%	120%	130%
LWICP AEBITDA(1)	Performance Curve	$955	$1,124	$1,180	$1,236	$1,349	$1,461
($ in millions)	% of Target	85%	100%	105%	110%	120%	130%
In all cases, annual bonuses were not guaranteed, even if the financial goals were achieved, and the Committee retained discretion to adjust bonus payouts if it thought circumstances, including an executive’s individual performance, warranted it.
Annual Bonus Results
2025 LWICP results are shown in the table below.
	2025 ($ millions)		Results (% of Target Achievement)	Payout %	Consolidated Weighted Payout (% of Target Bonus)(2)	Gaming Weighted Payout (% of Target Bonus)(3)
	100% Target Achievement (100% payout)	LWICP Results(1)
LWICP Revenue	$3,453	$3,212	93.0%	65.1%	32.5%	16.27%
LWICP AEBITDA	$1,360	$1,309	96.2%	81.1%	40.6%	20.28%
Gaming LWICP Revenue(4)	$2,263	$2,081	92.0%	59.8%	N/A	14.94%
Gaming LWICP AEBITDA(4)	$1,124	$1,069	95.1%	75.5%	N/A	18.87%
		Weighted Total:			73.1%	70.4%

(1)
LWICP Revenue and LWICP AEBITDA are non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures are available in Appendix A.

(2)
Weighted payout for Messrs. Wilson, Chow and Sottile, who had Company-wide responsibilities.

(3)
Weighted payout for Ms. Lane, who had responsibility for the Gaming Business segment.

(4)
Excluding charitable gaming contributions.

Summary
In approving 2025 LWICP payouts, the Committee also evaluated the Company’s overall performance for fiscal year 2025, as well as the individual contributions of senior executives. Although in prior years this evaluation resulted in a reduction in certain LWICP payouts, for 2025, the Committee determined that approving payouts based primarily on the outcomes of the financial metrics described above appropriately reflected the Company’s and individuals’ performance.
To strengthen alignment with stockholders, the Committee also determined that payouts would be entirely in the form of shares, other than for Mr. Wilson and Mr. Sottile. Due to certain ASX requirements, Mr. Wilson could not receive shares or CDIs for his 2025 LWICP without stockholder approval, which could not practicably be obtained prior to 2025 LWICP payouts. Therefore, Mr. Wilson received his 2025 LWICP award in cash. Since Mr. Sottile had retired when payouts were made, he received his 2025 LWICP award in cash. The table below shows the 2025 LWICP payouts received by each named executive officer.

Executive	Actual Annual Bonus Award(1)	Award Paid as a % of Target Annual Bonus Opportunity(2)	Award Paid as a % of End of Year Base Salary	# of CDIs(1)(3)
Mr. Wilson(4)	$1,235,919	73.1%	90.9%	N/A
Mr. Chow(4)	$442,480	73.1%	68%	5,144
Mr. Sottile	$312,729	58.1%	43.5%	N/A
Ms. Lane(4)	$566,934	72.7%	72.3%	6,590

(1)
LWICP payouts for Mr. Chow and Ms. Lane were in CDIs while payouts for Messrs. Wilson and Sottile were in cash.

(2)
In determining LWICP payments, the Committee considers whether the impact of any unanticipated events outside the control of management should be removed so that participants are not penalized or rewarded for such events. In all cases, annual bonuses were not guaranteed, even if the financial goals were achieved, and the Committee retains absolute discretion to adjust bonus payouts if it thought circumstances, including an executive’s individual performance, warranted it.

(3)
Bonus amounts were converted from USD to AUD based on exchange rates in effect at the end of February 2026 and the number of CDIs was then determined based on dividing the resulting value in AUD by the then fair market value of our CDIs.

(4)
For Messrs. Wilson and Chow and Ms. Lane, actual bonus awards are based on a blended rate to reflect changes to their target compensation effective April 1, 2025.

Long-Term Incentive Compensation
Annual Equity Awards
The Company’s executive officers received annual long-term incentive awards, comprised of RSUs and PSUs, which link their compensation to the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Under the current equity award opportunity guidelines, eligible executives have a target annual long-term incentive opportunity equal to a percentage of their base salary (with the actual award determined in the discretion of the Committee), and which is shown in the table below. Long-term incentive opportunities are the largest component of variable compensation for the executives, which appropriately ties a significant proportion of their compensation to the long-term performance of the business.
Executive	Target Equity Award Opportunity for 2025 (% of Salary)
Mr. Wilson	300%
Mr. Chow(1)	200%
Mr. Sottile	175%
Ms. Lane	200%

(1)
Increased to 200% effective February 19, 2025.

For the 2025 grants, half of the awards consisted of PSUs and the remaining half time-vesting RSUs. Half of the PSUs vest based on total shareholder return relative to the S&P 400 (“TSR PSUs”) and the other half vest based on Consolidated AEBITDA (“AEBITDA PSUs”). These goals are designed to incentivize achievement of long-term financial goals and stock price performance above that of the broader market. PSUs vest 50% if threshold performance is achieved and do not vest above the target amount, regardless of performance.

Information regarding the 2025 awards is set forth below:
Executive	Date of Grants	Time-Vesting RSUs(1)	TSR PSUs(2)	AEBITDA PSUs(2)
Mr. Wilson	03/5/2025	18,822	9,411	9,411
Mr. Chow	03/5/2025	5,885	2,942	2,942
Mr. Sottile	03/5/2025	5,498	2,749	2,749
Ms. Lane	03/5/2025	7,239	3,619	3,619

(1)
Awards vest in three annual installments beginning on March 5, 2026.

(2)
Awards cliff vest on March 5, 2028 contingent on achievement of performance conditions by December 31, 2027. Vesting will be between 50% and 100% of the target number of awards if at least threshold performance is achieved, otherwise the awards will be forfeited. The number of awards shown in the table is based on target performance, which is the maximum number that can vest.

Performance Achievement for 2023 — 2025 Performance-Conditioned RSUs
In early 2026, the Committee determined the level of performance achieved for the PSUs granted in 2023, which consisted of half AEBITDA PSUs and half TSR PSUs.
The table below sets forth the threshold and target performance levels for each type of PSU, as well as actual performance and the vesting levels. Performance below threshold would result in forfeiture of the awards while performance between threshold and target would result in vesting based on linear interpolation. Performance at or above target level would only result in vesting at target. As a result of our strong performance over the period following the grant of the PSUs, vesting was at the target level.
	Threshold (50% payout)	Target (Maximum) (100% Payout)	Actual Performance	Payout %
AEBITDA PSUs(1)	$1,050 million	$1,400 million	$1,421 million	100.0%
Relative TSR PSUs	30th percentile of S&P 400 average TSR	55th percentile of S&P 400 average TSR	71st percentile of S&P 400 average TSR	100.0%

(1)
The performance metric for the AEBITDA PSUs was Consolidated AEBITDA, as reported in our earnings release for the relevant period, subject to further adjustments (“PSU AEBITDA”). PSU AEBITDA is a non-GAAP financial measure. A reconciliation to the most directly comparable GAAP financial measure is available in Appendix A.

The table below shows the number of PSUs that vested for each of the named executive officers.
Executive	AEBITDA PSUs Vested	TSR PSUs Vested
Mr. Wilson	17,049	17,049
Mr. Chow	1,065	1,065
Mr. Sottile	4,967(1)	4,967(1)
Ms. Lane	6,557	6,557

(1)
Mr. Sottile’s PSUs were prorated in connection with his retirement.

Retirement Plans
Executive officers are eligible to participate in our 401(k) retirement plan on the same basis as other employees. Historically the Company makes a matching contribution of 100% of the first 1% of contributions and 50% of the next 5% of contributions (for up to 3.5% of eligible compensation).

Corporate Governance Policies
The Committee is continuing to review our corporate governance policies in light of our transition to an ASX listing. As of December 31, 2025, the following policies remained in place and were not modified:
Stock Ownership Guidelines
The Committee has implemented a requirement for our directors, President and Chief Executive Officer and executive officers who report to our President and Chief Executive Officer to acquire and maintain a meaningful ownership interest in the Company to encourage a long-term perspective in managing the Company and further align their interests with those of our stockholders. Covered executives are required to own a number of shares with a value equal to a multiple of their base salary, as reflected below, divided by the preceding 200-day average closing price of our shares.
Job Level	Minimum Required Ownership Interest
President and Chief Executive Officer	5x annual base salary
Chief Financial Officer and Group Chief Executives	2x annual base salary
Other Executive Officers Reporting to the President and Chief Executive Officer	1x annual base salary
Shares held directly or indirectly, including CDIs and shares held within retirement and deferred compensation plans, time-vesting RSUs and shares owned by immediate family members, count for purposes of the policy, whereas outstanding (vested or unvested) stock options and PSUs do not count. Covered individuals have five years to meet the required level of ownership from the date the individual became subject to the policy or to an increased level under the policy. We expect covered individuals who do not meet the ownership requirements to retain at least 50% of the shares they receive from equity awards, net of applicable taxes.
The following table summarizes the ownership of our named executive officers against these guidelines as of December 31, 2025. All of our named executive officers are in compliance with our guidelines.
Name	Ownership Requirement (# of Shares Based on Multiple of Salary)	Ownership (# of Shares/Units)
Mr. Wilson	73,546	206,159
Mr. Chow	13,889	18,110
Mr. Sottile	7,972	102,032
Ms. Lane	16,971	46,968
Clawback Policies
Following our transition to a sole listing on the ASX, we are no longer subject to Nasdaq listing requirements that require that we maintain a specific clawback policy. Our Committee continues to review our policies, and in particular our clawback policies, to determine what, if any, changes are appropriate following the ASX Transition, but has decided to maintain our pre-ASX policies in the meantime, including our policy relating to the recoupment of excess compensation in connection with a restatement.
We have an additional clawback policy under which the Committee may take the following actions with respect to any executive whose fraud or gross misconduct resulted in a restatement of our financial statements:
•
cancel the executive’s outstanding bonus and/or equity awards;

•
disqualify the executive from receiving future bonus and/or equity awards;

•
recoup bonuses paid or equity awards granted to the executive on or after the date one year prior to the date that the events giving rise to the restatement were discovered; and/or

•
recoup the executive’s gains from the sale of shares awarded or the exercise of stock options on or after the date that is one year prior to the date that the events giving rise to the restatement were discovered.

No Hedging and No Pledging Policies
Our policies also prohibit employees, officers and directors from hedging or engaging in similar transactions or arrangements designed to protect against declines in the market price of our securities and from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. In particular, employees, officers and directors may not:
•
purchase or sell options (e.g., puts, calls and collars) relating to our securities;

•
purchase or sell other derivative securities designed to hedge or offset any decrease in the market value of our securities;

•
engage in short sales of the Company’s securities, including a “sale against the box”;

•
hold the Company’s securities in a margin account; or

•
pledge the Company’s securities as collateral for a loan.

Peer Group
The Committee uses compensation data derived from a peer group of companies to assess the competitiveness of executives’ and non-employee directors’ compensation, but does not set specific benchmark targets for total executive or non-employee director compensation or for individual elements of executive or non-employee director compensation.
The peer group, which was approved by the Committee with the input of its independent compensation consultant, is composed of the following companies:
• AppLovin Corporation	• International Game Technology PLC*
• Aristocrat Leisure Limited	• Match Group
• Bally’s Corporation	• PENN Entertainment, Inc.
• Boyd Gaming Corporation	• Playtika Holding Corp.
• DraftKings Inc.	• Roblox Corporation
• Electronic Arts Inc.*	• Take-Two Interactive Software, Inc.
• Everi Holdings Inc.*	• Wynn Resorts, Limited
• IAC Inc.

*
Everi Holdings Inc. and International Game Technology PLC have both been acquired and consequently removed from the peer group. Electronic Arts Inc. has announced an agreement to be acquired and has also been removed from the peer group.

Role of Management
The Committee works directly with our Chief People Capability Officer on our executive compensation program and receives recommendations from the President and Chief Executive Officer regarding the compensation of executive officers, other than with respect to the President and Chief Executive Officer’s own compensation. The Committee takes these recommendations into consideration when making its compensation decisions.
Role of Compensation Consultants
The Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or other experts to provide independent advice and assistance in connection with the execution of its responsibilities. The Committee has historically used Compensation Advisory Partners LLC for the following services:
•
attending scheduled meetings of the Committee and providing advice and context on matters discussed in the meetings;

•
periodically reviewing and recommending updates to our compensation peer group;

•
conducting competitive compensation reviews with respect to senior executives and non-employee directors;

•
advising on long-term incentive programs generally, as well as on alternatives to historical equity grants;

•
advising the Committee on legal and regulatory developments;

•
advising on certain policies, including policies relating to stock ownership guidelines, compensation clawbacks and hedging prohibitions;

•
advising on the design of annual incentives under the LWICP; and

•
assisting in the review of the Company’s compensation policies and practices, with a focus on incentive programs, from a risk management perspective.

Following the ASX Transition, the Committee has engaged Guerdon Associates Pty Ltd in order to provide advice regarding market practice on compensation matters for companies with sole primary listings on the ASX. Compensation Advisory Partners, the Committee’s U.S. compensation consultant, has also provided advice in connection with the ASX Transition.
Compensation Program as it Relates to Risk
Management and the Committee, with the assistance of its independent compensation consultant, periodically review the Company’s compensation policies and practices, focusing particular attention on incentive programs, so as to ensure that they do not encourage excessive risk-taking. Based on this review, management and the Committee do not believe that the Company’s compensation program creates risks that are reasonably likely to have a material adverse impact on the Company for the following reasons:
•
our incentive programs appropriately balance short- and long-term incentives, with a significant percentage of compensation provided in the form of long-term incentives;

•
we use multiple financial performance metrics that encourage focus on the overall health of the business rather than on a single financial measure;

•
we assess individual performance when determining compensation;

•
annual bonuses are capped;

•
our stock ownership guidelines, clawback policies and hedging and pledging policy align the interests of directors and executives with stockholders;

•
executive officers and certain other key employees with access to material nonpublic information must obtain permission from the Company’s Chief Legal Officer to trade, even during an open trading period;

•
Board and management processes are in place to oversee risk associated with our incentive plans, including periodic performance reviews and regular updates to the Committee; and

•
the Company’s risk management processes — including our enterprise risk management program, Code (and related training), strong ethics and compliance function, internal approval processes and legal department oversight of key matters — mitigate the potential for undue risk- taking.

Employment Agreements; Severance and Change in Control Arrangements; Sottile Consulting Agreement
We have entered into employment agreements with our executive officers that specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose standard restrictive covenants, including a non-compete. The Committee believes that employment agreements help to attract executive talent, encourage long-term service, impose restrictive covenants and the pre-set severance terms simplifies negotiations when the employment relationship ends.
The 2003 Plan provides that unvested stock options, RSUs and other equity awards held by any 2003 Plan participant would vest upon a change in control (as defined in the 2003 Plan), with any performance criteria deemed achieved at target.

The Committee views these severance and change in control provisions as appropriate because they encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes and allow executives to assess potential change in control transactions objectively without regard to the potential impact on their own job security.
The Company previously maintained a change in control severance plan for specified executives that enhanced their severance benefits in connection with a change in control. In connection with the ASX Transition, the Committee determined that it would be appropriate to eliminate the change in control severance plan and terminated it in November 2025.
Mr. Sottile retired as Executive Vice President, Chief Legal Officer and Corporate Secretary on December 31, 2025, and to help ensure a smooth transition of his duties and responsibilities, we entered into a consulting agreement with Mr. Sottile. The consulting agreement provides that, in exchange for Mr. Sottile’s consulting services through December 31, 2026, he will receive an annual consulting fee of $143,508.
Timing of Equity Awards
While we do not maintain a separate policy on the timing of equity awards granted to our named executive officers, our longstanding practice has been to consider and approve grants of annual equity awards to our named executive officers at our regularly scheduled February Committee meeting, with the grants effective in March. Going forward, we will only grant equity awards to our directors, including our Chief Executive Officer, after receiving any necessary stockholder approvals, or under an exception. We grant stock options to Board members upon joining the Board in lieu of the annual grant of RSUs. We do not take material nonpublic information into account when determining the timing and terms of awards nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. No named executive officers received grants of stock options in 2025 and we do not currently grant stock options to our named executive officers as part of our annual compensation program, but the Board has done so in the past and may again make such grants in the future.
Tax Deductibility of Executive Compensation
In implementing the Company’s executive compensation program, the Committee’s general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which limits a reporting company’s tax deduction for compensation in excess of $1 million paid to named executive officers. While the Committee generally seeks to take advantage of favorable tax treatment in implementing the Company’s executive compensation program, the Committee’s ability to do so has been greatly reduced under the Tax Cuts and Jobs Act of 2017. As a result, the Committee has authorized compensation that does not qualify for tax deductibility in order to continue to provide a competitive compensation program that is aligned with stockholder interests.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Compensation Committee
Hamish McLennan, Chair
Michael Marchetti
Stephen Morro
Virginia Shanks

Summary Compensation Table
The table below shows the compensation of our President and Chief Executive Officer, our Chief Financial Officer and our other executive officers for 2025 who were serving as such as of December 31, 2025. These individuals are the named executive officers for 2025.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Matthew Wilson Chief Executive Officer	2025	1,359,150	—	3,997,416	1,235,919	11,231	6,603,716
	2024	1,323,750	—	3,899,989	1,629,036	11,878	6,864,653
	2023	1,300,000	—	3,899,846	1,483,300	8,750	6,691,896
Oliver Chow Executive Vice President, Chief Financial Officer and Treasurer	2025	650,000	—	1,249,750	442,480	12,387	2,354,618
	2024	625,000	—	1,093,654	461,250	6,731	2,186,635
	2023	354,231	200,000	596,792	214,797	6,563	1,372,383
James Sottile Executive Vice President, Chief Legal Officer and Corporate Secretary	2025	717,500	—	1,167,665	312,729	71,078	2,268,972
	2024	708,750	—	1,224,984	488,147	88,634	2,510,515
	2023	700,000	—	1,224,903	599,025	91,609	2,615,537
Siobhan Lane Executive Vice President, Group Chief Executive, Gaming	2025	784,125	—	1,537,313	566,934	90,425	2,978,797
	2024	763,702	—	3,499,846	703,838	95,358	5,062,744
	2023	750,000	—	1,499,906	621,281	67,156	2,938,343

(1)
Reflects base salary for the applicable year for the named executive officers.

(2)
Reflects awards paid to Mr. Chow in 2023 in connection with his appointment as Interim Chief Financial Officer, of which a portion was subject to repayment in the event Mr. Chow terminated employment for any reason prior to August 25, 2024.

(3)
Reflects the aggregate grant date fair value of RSUs and PSUs awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For additional information, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The amount disclosed in respect of PSUs reflects target payout, which is also the maximum amount payable under such awards.

(4)
Reflects the annual performance bonuses earned under the LWICP. For executives other than Mr. Wilson, these amounts were payable in the form of fully vested shares. For Messrs. Wilson and Sottile, LWICP awards were paid in cash.

(5)
The amounts in the “all other compensation” column for 2025 include the following:

(a)
Company contributions to the Company’s 401(k) plan for Mr. Wilson ($11,231), Mr. Chow ($12,387), Mr. Sottile ($12,775) and Ms. Lane ($11,403).

(b)
For Mr. Sottile, includes costs associated with the reimbursement of expenses incurred in commuting from our main office to his home ($58,303). For Ms. Lane, includes costs associated with the reimbursement of expenses incurred in commuting from our main office to her home in Philadelphia, Pennsylvania ($79,022). In the case of Mr. Sottile and Ms. Lane, the commuting expenses includes the cost of temporary housing in the Las Vegas area ($35,140 for Mr. Sottile and $58,399 for Ms. Lane), with the remainder consisting of flight costs and related commuting expenses (e.g., transportation and meals). In addition, the Company pays country club dues on behalf of Mr. Wilson in order for Mr. Wilson to utilize the club for business purposes. Although Mr. Wilson may also use the club for personal purposes, all personal costs are paid by Mr. Wilson, and therefore there is no additional expense to the Company.

Grants of Plan-Based Awards for Fiscal Year 2025
The table below provides information regarding the LWICP awards and RSUs granted to the named executive officers during 2025.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Future Payouts Under Equity Incentive Plan Awards(2)	Shares of Stock or Units	Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Units (#)(3)	Awards ($)(4)
Matthew Wilson	—	422,681	1,690,723	3,381,446	—	—	—
	03/05/2025	—	—	—	9,411	—	999,354
	03/05/2025	—	—	—	9,411	—	999,354
	03/05/2025	—	—	—	—	18,822	1,998,708
Oliver Chow	—	151,327	605,308	1,210,616	—	—	—
	03/05/2025	—	—	—	2,942	—	312,411
	03/05/2025	—	—	—	2,942	—	312,411
	03/05/2025	—	—	—	—	5,885	624,928
James Sottile	—	134,531	538,125	1,076,250	—	—	—
	03/05/2025	—	—	—	2,749	—	291,916
	03/05/2025	—	—	—	2,749	—	291,916
	03/05/2025	—	—	—	—	5,498	583,833
Siobhan Lane	—	195,083	780,333	1,560,666	—	—	—
	03/05/2025	—	—	—	3,619	—	384,302
	03/05/2025	—	—	—	3,619	—	384,302
	03/05/2025	—	—	—	—	7,239	768,709

(1)
These amounts represent the 2025 LWICP opportunity for each of the named executive officers. The actual amounts awarded are shown in the Summary Compensation Table above under the “non-equity incentive plan compensation” column.

(2)
These amounts represent PSUs, consisting of TSR PSUs and AEBITDA PSUs. The TSR PSUs are scheduled to vest on March 5, 2028, subject to the Company’s achievement by December 31, 2027 of a total shareholder return performance condition target relative to the S&P 400 average total shareholder return. The AEBITDA PSUs are scheduled to vest on March 5, 2028, subject to the Company’s achievement by December 31, 2027 of a certain PSU AEBITDA target. For additional information regarding these awards, see “Compensation Discussion and Analysis — Objectives and Components of Compensation Program — Long-Term Incentive Compensation”.

(3)
These amounts represent time-vesting RSU awards that vest in three substantially equal installments on each of March 5, 2026, 2027 and 2028 for each of the named executive officers. For additional information regarding these awards, see “Compensation Discussion and Analysis — Objectives and Components of Compensation Program — Long-Term Incentive Compensation — Annual Equity Awards”.

(4)
The amounts shown as the “grant date fair value” of the awards were computed in accordance with FASB ASC Topic 718. The fair value was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Outstanding Equity Awards at Fiscal Year-End
The table below provides information with respect to the stock options, time-based RSUs and PSUs held by the named executive officers as of December 31, 2025.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Matthew Wilson	03/24/2023	—	—	—	—	11,367(2)	1,170,915	—	—
	03/24/2023	—	—	—	—	—	—	17,049(3)	1,756,217
	03/24/2023	—	—	—	—	—	—	17,049(4)	1,756,217
	03/20/2024	—	—	—	—	13,027(5)	1,341,911	—	—
	03/20/2024	—	—	—	—	—	—	9,770(6)	1,006,408
	03/20/2024	—	—	—	—	—	—	9,770(7)	1,006,408
	03/05/2025	—	—	—	—	18,822(8)	1,938,854	—	—
	03/05/2025	—	—	—	—	—	—	9,411(9)	969,427
	03/05/2025	—	—	—	—	—	—	9,411(10)	969,427
Oliver Chow	03/24/2023	—	—	—	—	711(2)	73,240	—	—
	03/24/2023	—	—	—	—	—	—	1,065(3)	109,706
	03/24/2023	—	—	—	—	—	—	1,065(4)	109,706
	08/30/2023	—	—	—	—	879(11)	90,546	—	—
	03/20/2024	—	—	—	—	3,653(5)	376,296	—	—
	03/20/2024	—	—	—	—	—	—	2,740(6)	282,247
	03/20/2024	—	—	—	—	—	—	2,740(7)	282,247
	03/05/2025	—	—	—	—	5,885(8)	606,214	—	—
	03/05/2025	—	—	—	—	—	—	2,942(9)	303,055
	03/05/2025	—	—	—	—	—	—	2,942(10)	303,055
James Sottile	09/04/2018	5,006(12)	—	30.33	09/03/2028	—	—	—	—
	09/04/2018	5,006(13)	—	30.33	09/03/2028	—	—	—	—
	03/20/2019	15,127(12)	—	22.69	03/20/2029	—	—	—	—
	03/20/2019	15,127(14)	—	22.69	03/20/2029	—	—	—	—
	03/24/2023	—	—	—	—	3,570(2)	367,746	—	—
	03/24/2023	—	—	—	—	—	—	5,355(3)	551,619
	03/24/2023	—	—	—	—	—	—	5,355(4)	551,619
	03/20/2024	—	—	—	—	4,092(5)	421,517	—	—
	03/20/2024	—	—	—	—	—	—	3,069(6)	316,138
	03/20/2024	—	—	—	—	—	—	3,069(7)	316,138
	03/05/2025	—	—	—	—	5,498(8)	566,349	—	—
	03/05/2025	—	—	—	—	—	—	2,749(9)	283,174
	03/05/2025	—	—	—	—	—	—	2,749(10)	283,174

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Siobhan Lane	03/24/2023	—	—	—	—	4,372(2)	450,360	—	—
	03/24/2023	—	—	—	—	—	—	6,557(3)	675,437
	03/24/2023	—	—	—	—	—	—	6,557(4)	675,437
	03/20/2024	—	—	—	—	5,010(5)	516,080	—	—
	03/20/2024	—	—	—	—	—	—	3,578(6)	368,570
	03/20/2024	—	—	—	—	—	—	3,578(7)	368,570
	11/20/2024	—	—	—	—	—	—	21,905(15)	2,256,434
	03/05/2025	—	—	—	—	7,239(8)	745,689	—	—
	03/05/2025	—	—	—	—	—	—	3,619(9)	372,793
	03/05/2025	—	—	—	—	—	—	3,619(10)	372,793

(1)
The value shown was calculated by multiplying the number of RSUs or PSUs outstanding by the closing price of our CDIs on December 31, 2025 in AUD ($157.57) converted to USD based on the fiscal year-end exchange rate.

(2)
These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first and second installment of these RSUs vested on March 20, 2024 and 2025. The RSUs shown in the table are scheduled to vest on March 20, 2026.

(3)
These TSR PSUs were granted with vesting subject to the Company’s achievement by December 31, 2025 of a total shareholder return performance condition target relative to the S&P 400. The Committee approved achievement at 100% of target, the PSUs converted to time-vesting RSUs and vested in accordance with such determination on March 20, 2026.

(4)
These AEBITDA PSUs, subject to the Company’s achievement by December 31, 2025 of a PSU AEBITDA target. The Committee approved achievement at 100% of target, the PSUs converted to time-vesting RSUs and vested in accordance with such determination on March 20, 2026.

(5)
These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first installment of these RSUs vested on March 20, 2025. The RSUs shown in the table are scheduled to vest in two annual installments beginning on March 20, 2026.

(6)
These TSR PSUs are scheduled to vest on March 20, 2027, subject to the Company’s achievement by December 31, 2026 of a total shareholder return performance condition target relative to the S&P 400.

(7)
These AEBITDA PSUs are scheduled to vest on March 20, 2027, subject to the Company’s achievement by December 31, 2026 of a PSU AEBITDA target.

(8)
These RSUs are scheduled to vest in three annual installments beginning on March 5, 2026.

(9)
These TSR PSUs are scheduled to vest on March 5, 2028, subject to the Company’s achievement by December 31, 2027 of a total shareholder return performance condition target relative to the S&P 400.

(10)
These AEBITDA PSUs are scheduled to vest on March 5, 2028, subject to the Company’s achievement by December 31, 2027 of a PSU AEBITDA target.

(11)
These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first and second installment vested on August 25, 2024 and 2025. The RSUs shown in the table are scheduled to vest on August 25, 2026.

(12)
These stock options were awarded with a four-year vesting schedule. All options have vested.

(13)
These stock options were scheduled to become exercisable in four annual installments beginning on March 20, 2019, subject to the 60-trading day average closing price of the Company’s common stock meeting or exceeding 120% of the strike price of the stock options prior to March 20, 2022. The stock price hurdle has been achieved, and therefore all options have vested.

(14)
These stock options were scheduled to become exercisable in four annual installments beginning on March 20, 2020, subject to the Company’s achievement of a performance goal, which was modified as a result of the impact of the COVID-19 pandemic. In early 2021, the Committee determined that the performance goal was achieved and therefore all options have vested.

(15)
These PSUs cliff vest on March 31, 2028, contingent upon the achievement of a revenue (50% of the PSUs) or an AEBITDA (50% of the PSUs) goal related to our Gaming business.

Option Exercises and Stock Vested for Fiscal Year 2025
The table below provides information for the named executive officers with respect to stock options that were exercised and RSUs that vested during 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Matthew Wilson	—	—	49,471	5,171,686
Oliver Chow	—	—	9,767	979,131
James Sottile	—	—	27,178	2,768,031
Siobhan Lane	—	—	22,443	2,345,376

(1)
Since annual bonuses for named executive officers for 2024 performance were payable in the form of fully vested RSUs in early 2025, the amounts in this column include the value of the corresponding shares received.

(2)
Value based on the average of the high and low sale prices as of the trading day immediately prior to the vesting date.

Potential Payments Upon Termination or Change in Control
For the named executive officers in 2025, the information below describes and quantifies certain compensation that would become payable pursuant to the terms of their employment agreements and their equity award agreements under the various termination events described below.
Employment Agreements and Equity Award Agreements with Named Executive Officers.   For purposes of the disclosure that follows, a “Qualifying Termination” means the executive’s employment was terminated by the Company without “cause” or by him or her for “good reason” (as such terms are defined in the applicable agreement).
The employment agreement with each of Mr. Wilson and Ms. Lane provides that if the executive experienced a Qualifying Termination, he or she would have received: (i) a pro rata bonus; (ii) cash severance equal to two times his or her base salary, payable over 24 months; and (iii) reimbursement of healthcare premiums for up to 18 months.
The employment agreement with Mr. Chow provides that if he experienced a Qualifying Termination, he would have received: (i) a pro rata bonus; (ii) cash severance equal to his base salary, payable over 12 months; and (iii) reimbursement of healthcare premiums for up to 12 months.
The employment agreements each provide that in the event the executive resigns after reaching the age of 65, all service-based vesting conditions for his or her annual equity awards will be deemed satisfied, subject to the achievement of any applicable performance criteria.
In the event of the death of a named executive officer, his or her beneficiary or estate would have been entitled to receive any life insurance benefits for which the Company pays premiums. In the event of a named executive officer’s “total disability” (as such term is defined in the applicable agreement), he or she would have been entitled to receive disability payments under the Company’s disability plan.
Each employment agreement also contains covenants imposing restrictions on the executive’s use of confidential and proprietary information and restricting the executive’s ability to engage in competitive activities during employment and for 12 months after termination (in the case of Mr. Wilson and Ms. Lane, for 24 months after termination). Incentive-based compensation provided under each agreement is subject to recovery under the Company’s “clawback” policies, described above under “Compensation Discussion and Analysis — Corporate Governance Policies — Clawback Policies”.
Each employment agreement also provides that if the payments and benefits under the agreement were subject to the excise tax under Section 4999 of the Internal Revenue Code, a “best net” cutback will apply, such that such executive would have received either the full amount of the payments and benefits or their value would be reduced to the greatest amount that does not trigger the excise tax, whichever results in a greater after-tax amount.
Since Mr. Sottile retired on December 31, 2025, he did not receive any termination payments or benefits under his employment agreement in connection with his termination of employment.
Under the terms of our standard equity award agreements, unvested stock options, time-based RSUs and PSUs held by an employee (including a named executive officer) would vest, at target, upon a termination of employment by reason of death or “disability” (as defined in the award agreement). Under the terms of our standard equity award agreements, key employees, including the named executive officers, are entitled to pro-rated vesting, based on actual performance, upon a termination of employment by the Company without “cause” or by the employee for “good reason”.
The 2003 Plan provides that unvested stock options, RSUs and other equity awards held by any 2003 Plan participant would vest upon a change in control (as defined in the 2003 Plan), with any performance criteria deemed achieved at target. For purposes of the 2003 Plan, “change in control” is generally defined to include (i) a change in the majority of the Board in connection with a contested election, (ii) certain mergers involving the Company or its affiliates, (iii) stockholder approval of a liquidation or dissolution of the Company and (iv) acquisitions by third parties of 40% or more of the shares.

The amounts described below are estimates, and the actual amounts to be paid can only be determined at the time of the executive’s separation. The amounts described below would be in addition to amounts the individual would receive in respect of previously earned amounts, such as balances under the 401(k) plan and previously vested equity or bonus awards, as to which neither the named executive officer’s employment agreement nor the plans provide for enhanced benefits or payments upon termination. The values shown below for equity awards were calculated by multiplying the number of CDIs subject to the acceleration by the closing price of our CDIs on the last trading day of the year, which was $157.57 AUD, and converting to USD based on the exchange rate on the last trading day of the year of $0.67 USD = $1 AUD.
Mr. Wilson
The following describes the estimated amounts Mr. Wilson would have received if the termination event specified occurred on December 31, 2025:
	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$2,718,300(b)	$2,718,300(b)	—	—
Severance Bonus Amount	—	—	—	—	—	—
Bonus for Year of Termination	—	—	$1,235,919(c)	$1,235,919(c)	—
Total Cash Payments	—	—	$3,954,219	$3,954,219	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$34,690(d)	$46,253(d)	$2,718,300(d)	—
Total Benefits & Perquisites	—	—	$34,690	$46,253	$2,718,300	—
Long-Term Incentive Compensation
Value of Equity Vesting			$1,972,789(e)	$11,915,785(e)	$11,915,785(e)	$11,915,785(e)
Total Value of Payments and Benefits	—	—	$5,961,698	$15,916,257	$14,634,085	$11,915,785

(a)
Solely upon a change in control for purposes of the 2003 Plan. Mr. Wilson’s employment agreement does not provide for enhanced severance in the event of a change in control.

(b)
Amount reflects 24 months of base salary. Paid over 24 months.

(c)
Amount reflects pro rata bonus that would have been received for the year of termination (amount shown is actual 2025 bonus). Paid in a lump sum.

(d)
Amount reflects (i) the cost of continued health coverage for 18 months if the termination is without cause or for good reason or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(e)
In the case of a termination without cause or for good reason, absent a change in control, reflects vesting of a pro rata portion of equity awards. In the case of (i) a change in control for purposes of the 2003 Plan or (ii) termination due to death or disability, reflects full vesting of all equity awards upon the change in control or applicable termination event. All performance criteria are assumed to be achieved at target levels other than, solely in the case of a termination without cause or for good reason, absent a change in control, performance awards granted in 2023 for which actual performance levels are now known.

Mr. Chow
The following describes the estimated amounts Mr. Chow would have received if the termination event specified occurred on December 31, 2025:
	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$650,000(b)	$650,000(b)	—	—
Severance Bonus Amount	—	—	—	—	—	—
Bonus for Year of Termination	—	—	$442,480(c)	$442,480(c)	—	—
Total Cash Payments	—	—	$1,092,480	$1,092,480	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$22,588(d)	$22,588(d)	$1,300,000(d)	—
Total Benefits & Perquisites	—	—	$22,588(d)	$22,588(d)	$1,300,000(d)	—
Long-Term Incentive Compensation
Value of RSU Vesting			$718,860(e)	$2,536,312(e)	$2,536,312(e)	$2,536,312(e)
Total Value of Payments and Benefits	—	—	$1,833,928	$3,651,380	$3,836,312	$2,536,312

(a)
Solely upon a change in control for purposes of the 2003 Plan. Mr. Chow’s employment agreement does not provide for enhanced severance in the event of a change in control.

(b)
Amount reflects 12 months of base salary. Paid over 12 months.

(c)
Amount reflects pro rata bonus that would have been received for the year of termination (amount shown is actual 2025 bonus). Paid in a lump sum.

(d)
Amount reflects (i) the cost of continued health coverage for 12 months or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(e)
In the case of a termination without cause or for good reason, absent a change in control, reflects vesting of a pro rata portion of equity awards. In the case of a change in control for purposes of the 2003 Plan or termination due to death or disability, reflects full vesting of all equity awards upon the change in control or applicable termination event. All applicable performance criteria are assumed to be achieved at “target” levels.

Mr. Sottile
Mr. Sottile retired from the Company effective as of December 31, 2025, and therefore did not receive the severance payments and benefits provided for under his former employment agreement. Pursuant to the terms of his employment agreement, which mirrors the Company’s general retirement policy, Mr. Sottile received continued vesting of time-based RSUs and PSUs on a pro-rated basis with an aggregate value of $3,657,473 (based on our closing stock price as of December 31, 2025 and assuming the PSUs vest at target). To help ensure a smooth transition of Mr. Sottile’s duties and responsibilities, we also entered into a consulting agreement with Mr. Sottile, which provides that, in exchange for Mr. Sottile’s consulting services through December 31, 2026, he will receive an annual consulting fee of $143,508.

Ms. Lane
The following describes the estimated amounts Ms. Lane would have received if the termination event specified occurred on December 31, 2025:
	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$1,568,250(b)	$1,568,250(b)	—	—
Severance Bonus Amount	—	—	—	—	—	—
Bonus for Year of Termination	—	—	$566,934(c)	$566,934(c)	—	—
Total Cash Payments	—	—	$2,135,184	$2,135,184	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$32,146(d)	$32,146(d)	$1,568,250(d)	—
Total Benefits & Perquisites	—	—	$32,146	$32,146	$1,568,250	—
Long-Term Incentive Compensation
Value of Accelerated RSUs	—	—	$1,761,607(e)	$6,802,162(e)	$6,802,162(e)	$6,802,162(e)
Total Value of Payments and Benefits	—	—	$3,928,937	$8,969,492	$8,370,412	$6,802,162

(a)
Solely upon a change in control for purposes of the 2003 Plan. Ms. Lane’s employment agreement does not provide for enhanced severance in the event of a change in control.

(b)
Amount reflects 24 months of base salary. Paid over 24 months.

(c)
Amount reflects pro rata bonus that would have been received for the year of termination (amount shown is actual 2025 bonus). Paid in a lump sum.

(d)
Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 18 months or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(e)
In the case of a termination without cause or for good reason, absent a change in control, reflects vesting of a pro rata portion of equity awards granted in 2023, 2024 and 2025. In the case of a change in control for purposes of the 2003 Plan or termination due to death or disability, reflects full vesting of all equity awards upon the change in control or applicable termination event. All applicable performance criteria are assumed to be achieved at “target” levels other than, solely in the case of a termination without cause or for good reason, absent a change in control, performance awards granted in 2023 for which actual performance levels are now known.

Insider Trading Arrangements and Policies
We are committed to promoting the highest standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted a Securities Trading Policy governing the purchase, sale and other dispositions of our securities by L&W and its subsidiaries and affiliates and L&W’s directors, officers, employees, consultants and independent contractors. We believe that the Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Pay Ratio Disclosure
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide the ratio of the annual total compensation of Mr. Wilson, the Company’s President and Chief Executive Officer, to the annual total compensation of the median employee of the Company and its consolidated subsidiaries (the “Pay Ratio Disclosure”). The pay ratio included in this Pay Ratio Disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For 2025, the estimated annual total compensation of the median employee of the Company and its consolidated subsidiaries (other than the President and Chief Executive Officer) was $87,766. Mr. Wilson’s annual total compensation required to be reported in the Summary Compensation Table for 2025 was $6,603,716. Based on this information, the ratio of the compensation of the President and Chief Executive Officer to the annual total compensation of the median employee was 75 to 1 in 2025.
SEC rules permit the identification of our median employee once every three years provided there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Our median employee had previously been identified based on our employee population as of December 31, 2023, and there has been no change in our employee population or employee compensation arrangements since this date that we believe would significantly impact our pay ratio disclosure. We identified the median employee by collecting payroll data globally for those individuals identified as employees as of December 31, 2023, whether on a full-time, part-time, temporary or seasonal basis, and we used reasonable estimates to remove those individuals who were not active employees on December 31, 2023. Out of our resulting total of 6,678 employees, 2,847 were employed in the United States and 3,831 were employed in foreign jurisdictions. We excluded a total of 274 employees from 8 countries under the de minimis exemption: Argentina (8), Austria (15), Italy (12), Macao (50), Panama (2), Singapore (13), South Africa (24) and Sweden (150). Therefore, for purposes of determining our median employee at the time, we used a total of 2,847 U.S. employees and 3,831 non-U.S. employees. We also applied exchange rates in effect on December 31, 2023 to convert all international currencies into U.S. dollars and used total cash compensation, including base salary, annual bonus (paid in 2023), overtime and other forms of supplemental cash paid for the 12-month period ending on December 31, 2023, as our consistently applied compensation measure. We then selected our median employee based on this metric from the employee pool resulting from the process described above. Our median employee is compensated in GBP, and we therefore used exchange rates in effect on December 31, 2025 to convert GBP to USD in determining the median employee’s total compensation for 2025.

Pay versus Performance
Pursuant to SEC rules, the following table sets forth information on the relationship between the Company’s financial performance, stockholder return and the compensation of the individuals serving as our President and Chief Executive Officer (referred to as our “PEO”) and, on average, our other named executive officers during 2021, 2022, 2023, 2024 and 2025. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to our “Compensation Discussion and Analysis”.
Year	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO		Avg Summary Compensation Table Total for Non- PEO NEOs ($)(1)	Avg Compensation Actually Paid to Non- PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	Consolidated AEBITDA ($ millions)(4)
	First PEO ($)(1)	Second PEO ($)(1)	First PEO ($)(2)	Second PEO ($)(2)			Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2025	6,603,716	—	8,686,755	—	2,534,129	3,315,052	248.47	85.47	276	1,443
2024	6,864,653	—	7,464,080	—	3,253,298	3,548,186	208.19	96.57	336	1,244
2023	6,691,896	—	9,785,911	—	2,359,944	2,134,309	197.90	97.40	163(5)	1,118
2022	3,193,994	6,136,011	2,130,622	(17,892,828)	4,171,510	3,578,994	141.24	77.95	3,675(5)	913
2021	—	13,485,500	—	29,951,291	3,046,670	5,456,124	161.07	119.64	371	793

(1)
Mr. Wilson (the “First PEO” for purposes of the table above) succeeded Barry L. Cottle (the “Second PEO” for purposes of the table above) as interim President and Chief Executive Officer on August 30, 2022, and Mr. Cottle’s employment with the Company terminated as of such date. Mr. Wilson was appointed President and Chief Executive Officer on a permanent basis on October 10, 2022. The amounts shown in columns (b) and (c) are the amounts of total compensation reported in our “Summary Compensation Table” for each of Messrs. Wilson and Cottle for the years in which the applicable individual served as President and Chief Executive Officer. The amounts in column (f) are averages of the amounts of total compensation reported in our “Summary Compensation Table” for all of our named executive officers, other than individuals serving as our President and Chief Executive Officer, for the applicable year. Such other named executive officers, for each year, are:

— 2025: Oliver Chow, James Sottile and Siobhan Lane;
— 2024: Oliver Chow, James Sottile and Siobhan Lane;
— 2023: Oliver Chow, Constance P. James, James Sottile and Siobhan Lane;
— 2022: Constance P. James, Patrick J. McHugh, James Sottile and Siobhan Lane; and
— 2021: Constance P. James, Michael C. Eklund, Patrick J. McHugh, James Sottile and Matthew Wilson.
(2)
Compensation Actually Paid has been calculated in accordance with Item 402(v) of Regulation S-K and does not reflect compensation actually earned, realized or received by our named executive officers. These amounts are based on the total amounts reported in the Summary Compensation Table for the applicable year, with the adjustments set forth below.

Year	Summary Compensation Table Total (First PEO) ($)	Exclusion of Equity Awards Reported in the Summary Compensation Table Total (First PEO) ($)(a)	Equity Award Additions to Summary Compensation Table Total (First PEO) ($)(b)	Compensation Table Paid (First PEO) ($)
2025	6,603,716	3,997,416	6,080,455	8,686,755
2024	6,864,653	3,899,989	4,499,416	7,464,080
2023	6,691,896	3,899,846	6,993,861	9,785,911
2022	3,193,994	1,499,904	436,532	2,130,622

Year	Summary Compensation Table Total (Second PEO) ($)	Exclusion of Equity Awards Reported in the Summary Compensation Table Total (Second PEO) ($)(a)	Equity Award Additions to Summary Compensation Table Total (Second PEO) ($)(b)	Compensation Table Paid (Second PEO) ($)
2022	6,136,011	4,499,951	(19,528,888)	(17,892,828)
2021	13,485,500	9,151,065	25,616,856	29,951,291
	Average Summary Compensation Table Total (Other NEOs) ($)	Exclusion of Average of Equity Awards Reported in the Summary Compensation Table Total (Other NEOs) ($)(a)	Average Equity Award Additions to Summary Compensation Table Total (Other NEOs) ($)(b)	Average Compensation Actually Paid (Other NEOs) ($)
2025	2,534,129	1,318,243	2,099,166	3,315,052
2024	3,253,298	1,939,495	2,234,382	3,548,186
2023	2,359,944	1,205,377	979,742	2,134,309
2022	4,171,510	1,124,969	532,453	3,578,994
2021	3,046,670	1,282,540	3,691,994	5,456,124

(a)
The amounts in these columns represent the totals from the “Stock Awards” column in our “Summary Compensation Table” for the applicable year (or the average of such amounts in the case of our other named executive officers).

(b)
The equity award adjustments for each applicable year were determined as follows:

Year	Year-End Fair Value of Current Year Equity Awards That Remain Unvested as of Last Day of Year (First PEO) ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (First PEO) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (First PEO) ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year (First PEO) ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (First PEO) ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included (First PEO) ($)	Total Equity Award Additions (First PEO) ($)
2025	3,997,416	1,545,814	—	537,224	—	—	6,080,455
2024	3,375,731	266,982	—	856,705	(45,078)	—	4,499,416
2023	5,599,656	1,076,893	—	317,312	—	—	6,993,861
2022	1,476,720	(545,641)	—	(494,547)	—	—	436,532
Year	Year-End Fair Value of Current Year Equity Awards That Remain Unvested as of Last Day of Year (Second PEO) ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (Second PEO) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (Second PEO) ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year (Second PEO) ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (Second PEO) ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included (Second PEO) ($)	Total Equity Award Additions (Second PEO) ($)
2022	—	—	—	(1,000,729)	(18,528,159)	—	(19,528,888)
2021	10,065,199	7,670,806	—	7,880,851	—	—	25,616,856

Year	Average Year-End Fair Value of Current Year Equity Awards That Remain Unvested as of Last Day of Year (Other NEOs) ($)	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (Other NEOs) ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (Other NEOs) ($)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year (Other NEOs) ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (Other NEOs) ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included (Other NEOs) ($)	Average Total Equity Award Additions (Other NEOs) ($)
2025	1,318,243	589,546	—	191,377	—	—	2,099,166
2024	1,732,466	114,386	—	387,530	(20,528)	—	2,234,382
2023	1,155,596	437,838	18,972	66,214	(698,878)	—	979,742
2022	1,166,726	(218,616)	—	(223,554)	(192,103)	—	532,453
2021	1,168,135	1,085,346	—	1,438,514	—	—	3,691,994

(3)
The Peer Group Total Shareholder Return set forth in this table consists of the same peer group we utilize in the stockholder return performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2025, and consists of Aristocrat (Australian Securities Exchange: ALL), Playtika Holding Corp. (New York Stock Exchange: PLTK), and Evolution AB (Stockholm Stock Exchange: EVO) (the “Peer Group”). The Total Shareholder Return dollar amounts shown in column (h) assume $100 was invested on January 1, 2021 through the end of the listed year in the Company and such Peer Group, respectively, assuming that all dividends were reinvested. Note that for prior years, the Peer Group included International Game Technology (IGT), Everi Holdings Inc. and PlayAGS, Inc., which are no longer publicly traded following mergers or acquisitions and have therefore been excluded from the current peer group.

(4)
Consolidated AEBITDA is a non-GAAP financial measure. A reconciliation to the most directly comparable GAAP financial measure is available in Appendix A. For purposes of providing a consistent measure for each fiscal year presented, Consolidated AEBITDA for fiscal year 2021 excludes the results of business units that we divested in 2022, although, annual bonus payments for 2021 were determined based on Consolidated AEBITDA measured inclusive of such business units.

(5)
Includes a pre-tax gain of $4,927 million on the sale of discontinued operations. See Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

We consider Consolidated AEBITDA to be the most important measure used to link our performance to the “Compensation Actually Paid” for our named executive officers in 2025. This choice was motivated by the fact that Consolidated AEBITDA, subject to certain adjustments, was one of the performance metrics, in the form of LWICP AEBITDA, under the 2025 LWICP, determining 50% of the payout for our executives with Company-wide responsibilities, and the sole performance metric, in the form of PSU AEBITDA, for a significant portion of the outstanding equity awards held by our named executive officers, including awards that were earned in early 2026. The below list consists of our “most important” financial performance measures used to link our performance to the “Compensation Actually Paid” for our named executive officers in 2025. Revenue, subject to certain adjustments described herein, was the other performance metric used to determine payouts under our 2025 LWICP and TSR was used to determine the vesting level for half of our 2023 – 2025 PSUs. In addition, we consider free cash flow to be an important financial performance metric linked to “Compensation Actually Paid” for 2025 even though it was not used as a metric under our programs in 2025, because the Compensation Committee takes our free cash flow results into consideration when making other compensation-related decisions, including whether to provide executives with merit increases or to exercise negative discretion to reduce payouts under the LWICP.
•
Consolidated AEBITDA

•
Revenue

•
TSR

•
Free cash flow

Relationship between “Compensation Actually Paid” and Total Shareholder Return
The graphs below show the relationship between the “Compensation Actually Paid” for our President and Chief Executive Officer(s), our other named executive officers and the total shareholder return of the Company and the Peer Group.
Relationship between “Compensation Actually Paid” and Net Income
The graphs below reflect the relationship between the “Compensation Actually Paid” for our President and Chief Executive Officer(s), our other named executive officers and our net income. Note that net income for 2022 includes a pre-tax gain of $4,927 million on the sale of discontinued operations.

Relationship between “Compensation Actually Paid” and Consolidated AEBITDA
The graphs below reflect the relationship between the “Compensation Actually Paid” for our President and Chief Executive Officer(s), our other named executive officers and Consolidated AEBITDA.

Equity Compensation Plan Information
The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options, warrants and other stock rights under all of our equity compensation plans as of December 31, 2025.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	[•]	$	[•]	[•]
Equity compensation plans not approved by security holders(2)	—		—	—
Total	[•]	$	[•]	[•]

(1)
The “Equity compensation plans approved by security holders” includes [•] shares of common stock that may be issued under the 2003 Plan and [•] shares of common stock that may be issued under the Company’s 2016 Employee Stock Purchase Plan.

(2)
The “Equity compensation plans not approved by security holders” consists of our 1995 Equity Incentive Plan (discussed below).

(3)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of RSUs which have no exercise price. As of December 31, 2025, there was a total of [•] shares subject to RSUs which were outstanding under the 2003 Plan. Had those RSUs been included in calculating the weighted average exercise price (treating them in effect as options with an exercise price of $0), the weighted average exercise price for awards under security holder-approved plans would have been $[•].

1995 Equity Incentive Plan.   The 1995 Equity Incentive Plan (the “1995 Plan”), which was originally adopted by our Board in May 1995, authorizes grants of non-qualified options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2025, no shares were subject to outstanding awards under the 1995 Plan and 69,157 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Board may amend, suspend, discontinue or terminate the 1995 Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation which would require stockholder approval for material modifications of the 1995 Plan.

Certain Relationships and Related Person Transactions
The Company has written policies and procedures relating to related person transactions. The Audit Committee, with assistance from the Chief Legal Officer, is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements under Item 404 of Regulation S-K (each a “Related Party Transaction”), including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Company’s policy is not to enter into a Related Party Transaction unless the Audit Committee or the Board approves the transaction as specified in the Audit Committee’s charter. Other transactions with related persons as well as certain material changes in previously approved relationships may also require legal department or compliance department approval under our policies and procedures.

Proposal 2
Approval, on an Advisory Basis, of the
Compensation of the Company’s Named Executive Officers
The Company is seeking an advisory vote on executive compensation from stockholders, commonly known as the say-on-pay vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote to approve the compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement. In 2023, the Board considered the recommendation of stockholders and determined to conduct an annual say-on-pay vote until the next required advisory vote on the frequency of say-on-pay votes. Accordingly, the next say-on-pay vote is expected to occur at our 2027 annual meeting of stockholders.
The Company’s executive compensation program is designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is well aligned with the long-term interests of the Company and our stockholders.
Highlights of our executive compensation program include:
At-risk pay.   Executive pay is substantially at-risk because it largely consists of one or more types of performance-based compensation that vary in value based on our stock price, or that depend on achievement of pre-approved financial targets.
LWICP bonus program reviewed annually; payouts based on rigorous financial performance targets.   The Compensation Committee reviews the bonus program design each year with a view to realizing desired corporate objectives. In recent years, this review has focused on structuring a payout scale that the Compensation Committee has deemed appropriate in light of our focus on growth of our business. In 2025, we used two metrics to avoid undue emphasis on any one performance goal. In general, no LWICP bonus was payable unless at least 85% of the targeted amount was achieved, and the payout percentage at the target threshold was only 25% of an executive’s target bonus opportunity.
Use of Performance-conditioned Restricted Stock Units.   For 2025, one-half of the annual equity award grant to each of our executive officers consisted of performance-conditioned RSUs. In addition, we utilized two different metrics for our performance-conditioned RSU awards, PSU AEBITDA and relative TSR, to align a significant portion of our executives’ compensation to the achievement of our long-term financial goals and the returns realized by stockholders.
No deferred compensation.   We do not offer a deferred compensation plan.
Stock ownership guidelines.   Since 2013, we have had stock ownership guidelines in place for our President and Chief Executive Officer, his executive officer direct reports and non-employee directors in order to encourage a long-term perspective in managing the Company and to further align the interests of our executive officers and directors with the interests of stockholders. See “Compensation Discussion and Analysis — Corporate Governance Policies — Stock Ownership Guidelines” above for additional information.
Clawback policies.   The Company maintains a clawback policy that subjects cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company’s financial statements are restated due to fraud or gross misconduct by the applicable executives. See “Compensation Discussion and Analysis — Corporate Governance Policies — Clawback Policies” above for additional information.
No hedging and no pledging policies.   Since 2013, we have had a policy prohibiting employees and directors from engaging in hedging transactions, and in 2021 we adopted a policy prohibiting employees and directors from holding the Company’s securities in a margin account or pledging them as collateral for a loan. See “Compensation Discussion and Analysis — Corporate Governance Policies — No Hedging and No Pledging Policies” above for additional information.

Independent compensation consulting firm.   The Compensation Committee benefits from its utilization of independent compensation consulting firms, which provide no other services to the Company.
The “Compensation Discussion and Analysis” section above provides a more detailed discussion of our executive compensation program.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders of Light & Wonder, Inc. approve the compensation of the Company’s named executive officers for 2025, as disclosed under SEC rules, including as disclosed in the Compensation Discussion and Analysis, the compensation tables and related materials included in the Company’s 2026 Proxy Statement.
This advisory vote on executive compensation is not binding on the Board or the Compensation Committee. However, the Board and/or Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Proposal 3
Grant of RSUs to Matthew Wilson
Matthew Wilson is our Chief Executive Officer and President and a member of the Board and therefore falls within ASX Listing Rule 10.14.1. As a result we are seeking stockholder approval for the grant of RSUs, which may settle in shares of CDIs, to Mr. Wilson in connection with his annual long-term incentive award for 2026.
The maximum number of RSUs granted will be as set forth in the table below (the presentation of which is required under SEC rules to which we remain subject):
New Plan Benefits
Name and Position	Dollar Value ($)(1)	Number of Units(2)
Matthew Wilson (Chief Executive Officer)	4,077,450	37,644
Oliver Chow (Executive Vice President, Chief Financial Officer and Treasurer)	—	—
James Sottile (Former Executive Vice President, Chief Legal Officer and Corporate Secretary)	—	—
Siobhan Lane (Executive Vice President, Group Chief Executive, Gaming)	—	—
Executive Group	4,077,450	37,644
Non-Employee Director Group	—	—
Non-Executive Director Employee Group	—	—

(1)
Reflects the dollar value of Mr. Wilson’s proposed award, as approved by the Compensation Committee, based on the grant date fair value used to value the long-term incentive awards granted to all other long-term incentive plan participants on March 4, 2026, so as not to unfairly advantage or disadvantage Mr. Wilson as a result of the delay in granting his award in order to receive stockholder approval. The value of Mr. Wilson’s award at grant will depend on the fair market value of our shares and CDIs at the time of grant. As of April 13, 2026, the closing price of our CDIs was AUS $124.18.

(2)
Mr. Wilson’s proposed 37,644 RSUs consists of:

•
18,822 time-vesting RSUs;

•
9,411 PSUs with vesting based on achievement of a relative TSR goal in line with prior targets; and

•
9,411 PSUs with vesting based on achievement of a relative Consolidated AEBITDA goal, also in line with prior targets.

Mr. Wilson’s compensation for fiscal year 2025 is set out in the “Compensation Discussion and Analysis” section of this Proxy Statement and the associated tables and his compensation for fiscal year 2026 (as of April 1, 2026) consists of:
•
an annual base salary of $1,359,150;

•
an annual target bonus of 125% of base salary, or $1,690,723, which may be payable in cash or equity, and with a maximum payout of 200% of base salary, or $3,381,446;

•
long-term incentive awards as described above, with a value targeted at 300% of his base salary (as of the date such awards were approved by the Compensation Committee), or $4,077,450, with the number of awards determined on a similar basis as for the other executive officers, resulting in the numbers set forth above for stockholder approval; and

•
other compensation and benefits, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including contributions to our broad-based U.S. retirement plan.

Details regarding Mr. Wilson’s current outstanding equity awards can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement and the associated tables.

The RSUs contemplated by this Proposal 3 will be granted under the Light & Wonder, Inc. Amended and Restated 2003 Incentive Compensation Plan (the “2003 Plan”). The following equity awards have been previously granted to Mr. Wilson under the 2003 Plan for no cash consideration:
•
298,304 time-vesting RSUs*;

•
92,247 PSUs (at target); and

•
143,523 RSUs as satisfaction of Mr. Wilson’s annual cash bonuses.

*
Vesting of these RSUs are subject to meeting service requirements, which requires that the recipient continues to contribute to the delivery of strategic goals and meets performance expectations.

Historically, 81% of Mr. Wilson’s compensation has been performance-based and at-risk (inclusive of PSUs and RSUs in respect of annual cash bonuses).
The RSUs are equity-based incentives intended to align executive remuneration with longer-term stockholder outcomes and performance. Half of the RSUs will be time-vesting RSUs and the other half will be PSUs. Upon vesting, the RSUs are intended to be settled in shares and/or CDIs, with the discretion to also settle via a cash equivalent. The awards will be granted without the requirement for Mr. Wilson to pay any cash consideration.
The PSUs proposed to be granted to Mr. Wilson will vest subject to achievement of specified performance conditions on the same basis as PSUs granted to the Company’s other executive officers as follows:
•
TSR PSUs:   awards that vest subject to the Company’s achievement of total shareholder return relative to the S&P 400, which is targeted at a specified percentile ranking; and

•
AEBITDA PSUs:   awards that vest subject to the Company’s achievement of consolidated AEBITDA target.

The time-vesting RSUs will vest in three substantially equal installments on each of March 4, 2027, 2028 and 2029.
The Company typically values RSU awards based on the grant date fair value, computed in accordance with FASB ASC Topic 718. The fair value of RSUs granted by the Company is determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of the Company’s common stock on the trading day immediately prior to the grant date. The number of RSUs subject to an award is typically determined by dividing the approved grant value by the grant date fair value as determined pursuant to the foregoing. Note that in the case of Mr. Wilson, so as not to unfairly advantage or disadvantage him relative to the recipients of annual long-term incentive awards, the number of RSUs set forth above was determined by dividing his grant value, as approved by the Compensation Committee, by the average high and low sales prices on March 3, 2026, which represents the grant date fair value used to determine the number of RSUs received by all other award recipients.
ASX Listing Rule 10.14 requires stockholder approval before an entity may permit a director (or their associate) to acquire equity securities under an employee incentive scheme, subject to certain exceptions including where the underlying securities are sourced on market and this is required as a term of the scheme. While the Board intends to source any shares or CDIs allocated to Mr Wilson on vesting of his equity awards through on-market purchases, it is seeking stockholder approval in the interests of transparency, good corporate governance, and to preserve flexibility if the Company decides at the time of vesting that it is more appropriate to issue shares or CDIs.
If approved, the Company intends to grant the RSUs as soon as practicable after the 2026 Annual Meeting of Stockholders and in any event within 3 years of the 2026 Annual Meeting of Stockholders.
The material terms of the equity awards are set forth below. Any transactions taken by Mr. Wilson with respect to the Company’s securities, including the RSUs contemplated by this Proposal 3, are also subject to the Company’s securities trading policy.
No loan will be provided in connection with the proposed award of RSUs to Mr. Wilson.

Details of any awards granted under the 2003 Plan to Mr. Wilson, including the RSUs contemplated by this Proposal 3, will be published in the Company’s annual proxy statement with a “Compensation Discussion and Analysis” that covers the year in which the awards are granted, along with a statement that approval for the grant was obtained under ASX Listing Rule 10.14 or the award otherwise complies with ASX Listing Rule 10.14.
Any additional persons covered by Listing Rule 10.14 who become entitled to receive a grant of awards under the 2003 Plan after this proposal is approved and who were not named in the Proxy Statement will not receive such award until approval is obtained under Listing Rule 10.14 or the grant otherwise complies with Listing Rule 10.14 (including by requiring that any securities by sourced through on-market purchases).
If approval is not obtained, the Board may determine other means through which to appropriately incentivize Mr. Wilson to achieve the Company’s long-term business objectives and promote the long-term success of the Company and align his interests with those of stockholders, including through a cash alternative or other appropriate alternative arrangement.
Material Terms of Proposed Award for Mr. Wilson
The principal terms of the proposed award for Mr. Wilson, to the extent not summarized above, are summarized below, which includes any relevant provisions of the 2003 Plan. The following summary is qualified in its entirety by the full text of the 2003 Plan, a copy of which is attached as an exhibit to our Annual Report on Form 10-K filed with the SEC on February 24, 2026. You may also obtain a copy of the 2003 Plan free of charge by writing to the Corporate Secretary, Light & Wonder Inc., 6601 Bermuda Road, Las Vegas, Nevada 89119.
Adjustments Under the 2003 Plan.   Adjustments to the number and kind of shares and/or CDIs subject to Mr. Wilson’s proposed award are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring, as defined under applicable accounting rules, or other similar event affecting our common stock and/or CDIs. We are also obligated to adjust outstanding awards (and share-related performance terms, such as share-price targets) upon the occurrence of events that constitute an “equity restructuring” under accounting rules to preserve (without enlarging) the rights of Mr. Wilson with respect to his proposed award. The Compensation Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles. Furthermore, in the event of a transaction or event as described above, the Compensation Committee may provide for the termination of an award in exchange for a payment of cash or other property, provide for the assumption or substitution of an award by a successor or survivor corporation or replace an award with other rights or property.
Administration Under the 2003 Plan.   The 2003 Plan and awards under it, including Mr. Wilson’s proposed award, are administered by the Compensation Committee, except that the Board may itself act in place of the Compensation Committee. Subject to the terms and conditions of the 2003 Plan, the Compensation Committee is authorized to determine the type and number of awards to be granted and the number of shares and/or CDIs to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan and make all other determinations which may be necessary or advisable for the administration of the 2003 Plan. Nothing in the 2003 Plan precludes the Compensation Committee from authorizing payment of compensation outside of the 2003 Plan, including bonuses based upon performance. The 2003 Plan provides that Compensation Committee members will not be personally liable, and will be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the 2003 Plan unless such action resulted from such person’s bad faith, fraud or wilful criminal act or omission.
Termination of Mr. Wilson’s Employment.   The proposed award to Mr. Wilson will be subject to the terms and conditions regarding the termination of Mr. Wilson’s employment as described above under “Potential Payments Upon Termination or Change in Control”. In addition, the Compensation Committee may generally determine to waive or modify any vesting condition, including by providing for the vesting or continued vesting of an award in connection with the termination of Mr. Wilson’s employment when such award would otherwise have been forfeited.
Treatment on Change in Control.   The 2003 Plan provides that, upon a “Change in Control” (as defined in the 2003 Plan), awards, including the proposed award for Mr. Wilson, will become vested and restrictions thereon will lapse. The Compensation Committee will determine the extent to which any performance conditions are deemed met upon a change in control.
Forfeiture / Clawback.   The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on Mr. Wilson’s right to retain an award or gains realized by exercise or settlement of an award. Awards granted under the 2003 Plan, including the proposed award for Mr. Wilson, will be subject to the Company’s “clawback” policy and may be subject to recoupment at the discretion of the Compensation Committee in the event that the Company’s financial statements are restated due to fraud or gross misconduct by the applicable executives. See “— Corporate Governance Policies — Clawback Policy” above for additional information.
Transfer Restrictions Under the 2003 Plan.   Awards granted under the 2003 Plan, including the proposed award for Mr. Wilson, generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may permit transfers of awards on a case-by-case basis for estate planning purposes.
U.S. Federal Income Tax Consequences
The following discussion is a brief summary of the principal U.S. federal income tax consequences of Mr. Wilson’s proposed award under the Internal Revenue Code, as in effect on the date of this Proxy Statement. The following summary assumes that Mr. Wilson remains a U.S. taxpayer. This summary is not intended to be exhaustive, addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant, including foreign, state or local tax consequences, estate and gift tax consequences, and consequences arising under the alternative minimum tax. The specific tax consequences to Mr. Wilson will depend upon his future individual circumstances.
Tax Effect for Mr. Wilson
Mr. Wilson will not have taxable income from the grant of his proposed award, nor will he have taxable income from stockholder approval of the proposed award, if such approval occurs. If and when any portion of the proposed award vest and shares, CDIs or cash are delivered to Mr. Wilson in respect of such vesting, he will recognize ordinary income in an amount equal to the fair market value of the shares, CDIs or cash delivered to Mr. Wilson. Any taxable income recognized in connection with the vesting and settlement of some or all of the proposed award for Mr. Wilson will be subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares or CDIs will be capital gain or loss.
Tax Effect for Light & Wonder
We will not be entitled to a material tax deduction in connection with the proposed award for Mr. Wilson. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant realizes an award (either through exercise or vesting) and recognizes such income. However, Section 162(m) of the Internal Revenue Code, limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m). No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Under Section 162(m), as most recently amended, we expect that Mr. Wilson always will be a covered employee for purposes of Section 162(m). Therefore, in any given year in which Mr. Wilson vests in part of his proposed award, we will be able to take a tax deduction of only $1,000,000 or less, regardless of the amount of compensation recognized by Mr. Wilson in that year.
Voting Exclusion
The Company will disregard any votes cast on Proposal 3 in favor of the resolution by or on behalf of Matthew Wilson or any of his associates, unless the vote is cast on Proposal 3 by:
•
a person as proxy or attorney for a person who is entitled to vote on the resolution, in accordance with directions given to the proxy or attorney to vote on the resolution in that way;

•
the chair of the meeting as proxy or attorney for a person who is entitled to vote on the resolution, in accordance with a direction given to the chair to vote on the resolution as the chair decides; or

•
a holder acting solely in a nominee, trustee, custodial or other fiduciary capacity on behalf of a beneficiary provided the following conditions are met:

•
the beneficiary provides written confirmation to the holder that the beneficiary is not excluded from voting, and is not an associate of a person excluded from voting, on the resolution; and

•
the holder votes on the resolution in accordance with directions given by the beneficiary to the holder to vote in that way.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE GRANT OF RSUS TO MATTHEW WILSON

Proposal 4
Non-Employee Director Fee Pool
Following the Company’s transition to a sole standard listing on ASX (and change of admission category from an ASX Foreign Exempt Listing), the Company is seeking stockholder approval to adopt an aggregate non-employee director fee pool for the first time.
Stockholder approval is sought to adopt a aggregate fee pool of up to $4.5 million for non-employee directors for the purposes of ASX Listing Rule 10.17. Fees may be provided in either cash, through the grant of equity awards with respect to our shares of common stock or CDIs or a combination of both cash and equity awards. As of April 13, 2026, the closing price of our CDIs was AUS $124.18. Currently, we have eight non-employee directors who would be eligible to participate in the non-employee director fee pool, but as noted below, Mr. Odell and Ms. Korsanos do not currently receive compensation for their services as non-employee directors.
The amount of the fee pool is considered appropriate for the following reasons:
•
to ensure the Company maintains the ability to competitively compensate, and attract and retain high caliber, non-employee directors;

•
to allow for prudent growth in non-employee directors’ compensation over time to reflect market competitiveness for directors with the skills and experience appropriate for the Company’s business; and

•
to provide flexibility in Board and Board committee composition, including the capacity to appoint additional non-employee directors where appropriate and to support effective succession planning and coordinated Board renewal, having regard to the desired mix of skills, knowledge, experience and diversity on the Board.

The Board considers the proposed director fee pool appropriate having regard to the Company’s structure following its transition to a sole ASX listing. Light & Wonder, Inc. remains a Nevada-incorporated U.S. corporation, with CHESS Depositary Interest holders owning beneficial interests in underlying U.S. shares. The Company operates under U.S. corporate law frameworks and oversees a U.S.-domiciled global business, with a majority of independent directors based in the United States and a substantial portion of revenues derived from U.S. operations.
The Company remains subject to ongoing U.S. securities law and regulatory obligations, including reporting to the U.S. Securities and Exchange Commission, U.S. GAAP financial reporting and PCAOB audit standards, alongside compliance with ASX Listing Rules and Australian governance expectations. This dual regulatory framework requires directors to navigate overlapping regimes, increasing workload, oversight requirements and risk exposure. In addition, the Company has adopted a hybrid governance model that combines U.S. governance structures with ASX corporate governance principles, together with oversight of a large-scale, global gaming and technology business operating across multiple regulated jurisdictions.
Director fees are set in U.S. dollars, reflecting the Company’s reporting currency and economic base, and avoiding distortions that would arise from exchange rate movements. A meaningful proportion of director remuneration is delivered in equity, aligning directors with long-term shareholder value and reducing reliance on fixed cash fees. Having regard to these factors, the Board considers sought fee pool is appropriate to attract and retain directors with the skills and experience required to oversee the Company’s global operations and complex regulatory environment.
The fee pool represents a maximum aggregate limit only, and approval does not mean that the Company will pay the maximum amount in any year. The Board will continue to determine the actual fees payable to non-employee directors (including any fees for service on Board committees) within the approved cap and will remain subject to the Company’s governance processes.
The Company has not previously obtained stockholder approval under ASX Listing Rule 10.11 or 10.14 for the grant of awards to non-employee directors within the preceding three years. The Company notes that it is separately seeking stockholder approval to grant RSUs to Matthew Wilson (Chief Executive Officer and President). In addition, Mr. Wilson serves as an employee director and is compensated in his capacity as our

Chief Executive Officer and President, and does not separately receive compensation for his service on the Board. As a result, Mr. Wilson’s compensation is therefore not included in the non-employee director fee pool.
Jamie Odell and Antonia Korsanos do not participate in the Company’s non-employee director compensation program and do not receive any cash retainers or annual equity grants for their service as non-employee directors. Prior to being elected to the Board, Mr. Odell and Ms. Korsanos served as consultants to the Company and were compensated for their consulting services in accordance with consulting agreements with the Company. Since Mr. Odell and Ms. Korsanos have continued to provide consulting services following their election to the Board, Mr. Odell and Ms. Korsanos continue to be compensated according to their consulting agreements, which currently provide for annual consulting fees of $900,000 for Mr. Odell and $600,000 for Ms. Korsanos, and do not participate in the non-employee director compensation program. Accordingly, the non-employee director fee pool sought under this Proposal relates only to fees payable to the Company’s other non-employee directors for their service as directors and does not include, and stockholders are not being asked to approve, the compensation paid to Mr. Odell or Ms. Korsanos in their capacity as consultants.
If approval is not obtained, the Board will seek advice on how the Company can continue to compensate non-employee directors in connection with their appointment to the Board.
New Plan Benefits
The allocation of the non-employee director fee pool among the non-employee directors is in the discretion of the Board and may change from time-to-time, including as a result of a change in Board committee assignment. Therefore, the allocation of the non-employee director fee pool is not determinable at this time. Information on our current non-employee director compensation program is provided above under the heading “Director Compensation” and information regarding current Board committee assignments is provided above under the heading “Corporate Governance”. Only non-employee directors may receive any amounts from the non-employee director fee pool.
2003 Plan and Material Terms
Any equity awards granted pursuant to the non-employee director fee pool will be granted pursuant to, and subject to the terms and conditions of, the 2003 Plan. Under our 2003 Plan, options have been granted as follows pursuant to our non-employee director compensation program:
Name / Description	Number of Options Granted(1)
Matthew Wilson (Chief Executive Officer)	—
Oliver Chow (Executive Vice President, Chief Financial Officer and Treasurer)	—
James Sottile (Former Executive Vice President, Chief Legal Officer and Corporate Secretary)	—
Siobhan Lane (Executive Vice President, Group Chief Executive, Gaming)	—
Total current executive officers as a group (3 persons)	—
Current non-executive directors as a group (8 persons)	60,000
Each nominee for election as a director
Jamie R. Odell	—
Antonia Korsanos	—
Matthew Wilson	—
Hamish R. McLennan	10,000
Michael Marchetti	10,000
Timothy Throsby	10,000
Stephen Morro	10,000
Kneeland C. Youngblood	10,000
Virginia E. Shanks	10,000
Each other person who received 5% of such options	—
All employees, including all current officers who are not executive officers, as a group	—

(1)
Since the table only reflects awards of options made pursuant to our non-employee director compensation program, the options granted to Mr. Odell and Ms. Korsanos are not reflected above since they were granted as compensation for consulting services.

The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, a copy of which is attached as an exhibit to our Annual Report on Form 10-K filed with the SEC on February 24, 2026. You may also obtain a copy of the 2003 Plan free of charge by writing to the Corporate Secretary, Light & Wonder Inc., 6601 Bermuda Road, Las Vegas, Nevada 89119. For all purposes, any reference to shares in the below description will also include CDIs.
Overview of 2003 Plan Awards.   The 2003 Plan authorizes a broad range of awards, including:
•
stock options;

•
SARs;

•
restricted stock, or a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•
deferred stock, or a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are often called RSUs);

•
performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•
other awards based on common stock;

•
dividend equivalents;

•
cash-based performance awards tied to achievement of specific performance objectives; and

•
shares issuable in lieu of rights to cash compensation.

Restriction on Repricing.   The 2003 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options or SARs previously granted under the 2003 Plan or other equity plans in a transaction that constitutes a “repricing”. For this purpose, a “repricing” means amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles or repurchasing for cash or canceling an option or SAR at a time when its exercise or base price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing”.
Shares Available under the 2003 Plan.   The number of shares remaining available for future awards under the 2003 Plan at April 13, 2026 under the 2003 Plan was [•].
Shares that are subject to awards under the 2003 Plan that expire, terminate or are cancelled or forfeited or settled in cash, and shares that are shares tendered by a participant or withheld by the Company as full or partial payment of the exercise price or satisfaction of tax obligations relating to an option or SAR or shares subject to a SAR in excess of the number delivered upon exercise of the SAR will not be available for other awards under the 2003 Plan withheld in satisfaction of tax obligations relating to any award, will not be deemed to be deliverable or delivered and therefore will be available for other awards under the 2003 Plan. Under the 2003 Plan, shares repurchased in the open market with the proceeds from the exercise of an option do not become available for awards. Awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2003 Plan so long as the Compensation Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2003 Plan. Shares delivered under the 2003 Plan may be either newly issued or treasury shares.
Non-Employee Director Compensation Limitations.   Non-employee directors may not be paid or granted, in any fiscal year, cash compensation and equity awards with an aggregate value greater than $750,000, except as provided below. The value of equity awards will be determined based on its grant date fair value. The foregoing limitations will not apply to (1) one-time initial equity grants upon a non-employee director’s initial appointment to the Board or (2) compensation provided in extraordinary circumstances, e.g., special exertion fees, and only if the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or any other contemporaneous compensation decisions involving other non-employee directors. For the avoidance of doubt, compensation paid to a non-employee director in their capacity other than as a director, e.g., an employment or consulting role, will not be subject to the foregoing limitation. Compensation that is deferred will be counted towards the foregoing limit for the year in which it is first earned.
Adjustments to Shares Reserved, Awards and Award Limits.   Adjustments to the number and kind of shares subject to the share limitations are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring, as defined under applicable accounting rules, or other similar event affecting our common stock. We are also obligated to adjust outstanding awards (and share-related performance terms, such as share-price targets) upon the occurrence of events that constitute an “equity restructuring” under accounting rules to preserve (without enlarging) the rights of 2003 Plan participants with respect to their awards. The Compensation Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles. Furthermore, in the event of a transaction or event as described above, the Compensation Committee may provide for the termination of an award in exchange for a payment of cash or other property, provide for the assumption or substitution of an award by a successor or survivor corporation or replace an award with other rights or property.
Administration.   The 2003 Plan is administered by the Compensation Committee, except that the Board may itself act in place of the Compensation Committee to administer the 2003 Plan, and determinations with respect to grants to non-employee directors must be made by the Board. Subject to the terms and conditions of the 2003 Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan and make all other determinations which may be necessary or advisable for the administration of the 2003 Plan. Nothing in the 2003 Plan precludes the Compensation Committee from authorizing payment of compensation outside of the 2003 Plan. The 2003 Plan provides that Compensation Committee members will not be personally liable, and will be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the 2003 Plan unless such action resulted from such person’s bad faith, fraud or willful criminal act or omission.
Stock Options and SARs.   The Compensation Committee is authorized to grant stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price”. The exercise price of an option and the base price of a SAR are determined by the Compensation Committee but may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine. This may include withholding of option shares to pay the exercise price. The Compensation Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee. The Compensation Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.
Restricted and Deferred Stock/Restricted Stock Units.   The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which will remain subject to the same forfeiture conditions as the underlying restricted stock), unless otherwise determined by the Compensation Committee.
Deferred stock gives a participant the right to receive shares at the end of a specified vesting and/or deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of RSUs. The Compensation Committee will establish any vesting requirements for deferred stock/RSUs granted for continuing services. The period during which RSUs can be deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which will be subject to the same forfeiture conditions as the underlying deferred stock) will accrue and become payable on vested shares, if authorized by the Compensation Committee.
Other Stock-Based Awards, Stock Bonus Awards and Awards in Lieu of Other Obligations.   The Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.
Other Terms of Awards.   Awards may be settled in cash, shares, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. Vested but electively deferred awards may be paid out to the participant in the event of an unforeseeable emergency. The Compensation Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2003 Plan. The Compensation Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2003 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death.
The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant’s right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2003 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2003 Plan, awards under other Company plans or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property; provided, however, that any such substitution or exchange may only occur in a manner that would not be considered a repricing under the 2003 Plan. The Compensation Committee also may grant awards in addition to and in tandem with other awards or rights.
Dividend Equivalents.   The Compensation Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends or other distributions paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents are granted in connection with RSUs or deferred stock, so that the participant can earn amounts equal to dividends or other distributions paid on the number of shares covered by the award while the award is outstanding. Dividend equivalents credited on equity awards must be forfeitable based on performance or service to at least the same extent as the underlying award, and no dividend equivalents may be credited on unexercised options and SARs.
Vesting, Forfeitures and Related Award Terms.   The Compensation Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.
The 2003 Plan provides that, upon a “Change in Control” (as defined in the 2003 Plan), unless the Compensation Committee has limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse. The Compensation Committee will determine the extent to which any performance conditions are deemed met upon a change in control, unless otherwise provided in the applicable award agreement.
Amendment and Termination of the 2003 Plan.   The Board may amend, suspend, discontinue or terminate the 2003 Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation. Unless earlier terminated, the 2003 Plan will terminate at such time that no shares reserved under the 2003 Plan remain available and the Company has no further obligation with respect to any outstanding award.
U.S. Federal Income Tax Implications of the A&R 2003 Plan
We believe that under current law the following U.S. federal income tax consequences generally would arise with respect to awards under the 2003 Plan.
The grant of an option or a SAR will create no U.S. federal income tax consequences for the participant or the Company. Upon exercising an option, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.
For all options, a participant’s sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.
We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR.
Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A of the Internal Revenue Code. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of RSUs that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.
On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.
Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Section 409A of the Internal Revenue Code. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties to be avoided by the participant.
Some options and SARs may be subject to Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet the regulations under Section 409A, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.
The foregoing provides only a general description of the application of U.S. federal income tax laws to certain awards under the 2003 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2003 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2003 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.
Voting Exclusion
The Company will disregard any votes cast on Proposal 4 in favor of the resolution by or on behalf of any member of the Board or any of their associates, unless the vote is cast on Proposal 4 by:
•
a person as proxy or attorney for a person who is entitled to vote on the resolution, in accordance with directions given to the proxy or attorney to vote on the resolution in that way;

•
the chair of the meeting as proxy or attorney for a person who is entitled to vote on the resolution, in accordance with a direction given to the chair to vote on the resolution as the chair decides; or

•
a holder acting solely in a nominee, trustee, custodial or other fiduciary capacity on behalf of a beneficiary provided the following conditions are met:

•
the beneficiary provides written confirmation to the holder that the beneficiary is not excluded from voting, and is not an associate of a person excluded from voting, on the resolution; and

•
the holder votes on the resolution in accordance with directions given by the beneficiary to the holder to vote in that way.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTOR FEE POOL

Report of the Audit Committee
The Audit Committee operates under a written charter adopted by the Board that can be accessed through the “Governance” link on our Investor Relations website at explore.investors.lnw.com.
The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2025, with management and Deloitte & Touche LLP, or Deloitte, the independent registered public accounting firm for the Company. The Committee also discussed and reviewed with Deloitte all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Deloitte with the Audit Committee under PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X.
In addition, Deloitte provided to the Audit Committee a formal written statement describing all relationships between Deloitte and its affiliates and the Company and its affiliates as defined by the rules and regulations of the SEC that might bear on Deloitte’s independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee reviewed and discussed with Deloitte any matters that could have impacted Deloitte’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Audit Committee’s attention as a result of its review of Deloitte’s statement or its discussions with Deloitte that would indicate that Deloitte lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Audit Committee
Michael Marchetti, Chair
Virginia Shanks
Timothy Throsby

Proposal 5
Ratification of the Appointment of Deloitte & Touche LLP
as the Company’s Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2026, and stockholders are being asked to ratify such appointment at the annual meeting.
Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on such proposal at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment and may choose in its sole discretion to confirm the appointment of Deloitte & Touche LLP or to engage a different firm to serve as the Company’s independent auditor.
Fees Paid to Our Independent Registered Public Accounting Firm
Aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by our independent auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were approximately (in millions):
	2025 Fees	2024 Fees
Audit Fees	$5.3	$5.9
Audit-Related Fees	$0.5	$0.2
Tax Fees	$1.8	$1.4
All Other Fees	$—	$—
The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements included in our annual report on Form 10-K, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation, statutory audits of foreign subsidiary financial statements and recurring gaming related regulatory audits and attestation services. The Audit-Related Fees listed above were primarily billed in connection with advisory services associated with prospective acquisitions, debt financing transactions and transition to sole listing on the ASX. The Tax Fees listed above were billed for tax compliance, planning and advice. All of the fees set forth in the table above were pre-approved by the Audit Committee in accordance with the procedures described below.
Pre-Approval Policy for Services Performed by our Independent Registered Public Accounting Firm
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories — audit, audit-related, tax services or, to the extent permitted by law, other services — that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost-effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Other Matters
We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.
We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically.
Due to rounding, certain numbers presented herein may not precisely recalculate.
Stockholder Proposals For The Next Annual Meeting
Proxy Statement Proposals
Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2027 annual meeting of stockholders, it must be received at our principal executive offices, 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary, not less than 120 days before the anniversary of the date this Proxy Statement is released to stockholders, unless the date of the 2027 annual meeting of stockholders is more than 30 days before or after June 10, 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Since this Proxy Statement will be first made available to our stockholders on or about [•], 2026, the proposal must be received not later than [•], 2026. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.
Other Proposals and Nominations
For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2027 annual meeting of stockholders, stockholders are advised to review our Fourth Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 10, 2027 and the close of business on March 12, 2027 for the 2027 annual meeting of stockholders. In the event that the 2027 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 10, 2027, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2027 annual meeting of stockholders and no later than the later of (i) the 90th day prior to the 2027 annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the 2027 annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting. In addition to satisfying the foregoing advance notice deadlines and information requirements set forth in our Fourth Amended and Restated Bylaws, any stockholder intending to submit a nomination for director to the Board other than the Company’s nominees must comply with the additional requirements prescribed by Rule 14a-19 under the Exchange Act.
All proposals should be sent to our principal executive offices at 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.
These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.
Copies of our Fourth Amended and Restated Bylaws can be accessed through the “Governance” link on our Investor Relations website at explore.investors.lnw.com, or are available by request to the Corporate Secretary at the address set forth above.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.
By Order of the Board of Directors,

Dated: [•], 2026	Sue Dawson Executive Vice President, Chief Legal Officer and Corporate Secretary

Appendix A
Reconciliations of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). As described in the “Executive Compensation” section, annual bonuses awarded to executive officers in respect of 2025 and certain performance-conditioned RSUs that vested based on a performance period that ended in 2025 were each earned based on our achievement against certain non- GAAP financial metrics as described in more detail in “Compensation Discussion and Analysis — Objectives and Components of Compensation Program,” with reconciliation to the most directly comparable GAAP measure provided below.
LWICP Revenue, as used herein, is Consolidated Revenue, with LWICP-related adjustments, as set forth in the tables below.
LWICP AEBITDA, as used herein, is the non-GAAP financial measure Consolidated AEBITDA, with further LWICP-related adjustments and adjustments from the Compensation Committee, as set forth in the tables below.
PSU AEBITDA, as used herein, is the non-GAAP financial measure Consolidated AEBITDA, with further adjustments from the Compensation Committee, as set forth in the tables below.
Consolidated AEBITDA is a non-GAAP financial measure that is reconciled to net income (loss) attributable to Light & Wonder.
These non-GAAP financial measures should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC.

RECONCILIATION OF GAMING AND CONSOLIDATED REVENUE TO LWICP REVENUE
	Year Ended December 31, 2025
(unaudited, $ in millions)	Gaming	Consolidated
Revenue	$2,183	$3,314
Less: Contribution from charitable gaming business acquisition	102	102
Compensation Committee adjustments	—	—
LWICP Revenue	$2,081	$3,212

RECONCILIATION OF CONSOLIDATED AEBITDA
(unaudited, $ in millions)	December 31, 2025	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
Reconciliation of Net Income Attributable to L&W to Consolidated AEBITDA
Net income attributable to L&W	$276	$336	$163	$3,675	$371
Net income attributable to noncontrolling interest	—	—	17	22	19
Net income from discontinued operations, net of tax	—	—	—	(3,873)	(366)
Net income (loss) from continuing operations	276	336	180	(176)	24
Restructuring and other	219	94	92	146	167
Depreciation, amortization and impairments	406	361	384	420	398
Other expense (income), net	13	(37)	(5)	(6)	(28)
Interest expense	314	293	309	327	478
Income tax expense	89	85	25	13	(318)
Stock-based compensation	121	110	118	69	113
Loss on debt financing transactions	5	2	15	147	—
Gain on remeasurement of debt	—	—	—	(27)	(41)
Consolidated AEBITDA	$1,443	$1,244	$1,118	$913	$793

RECONCILIATION OF GAMING AND CONSOLIDATED AEBITDA TO LWICP AEBITDA
	Year Ended December 31, 2025
(unaudited, $ in millions)	Gaming	Consolidated
Consolidated AEBITDA	$1,162	$1,443
LWICP adjustments(1)	(93)	(134)
LWICP AEBITDA	$1,069	$1,309

(1)
Primarily represents reduction for incentive compensation, capitalized labor and impact of the charitable gaming business acquisition.

RECONCILIATION OF CONSOLIDATED AEBITDA TO PSU AEBITDA
(unaudited, $ in millions)	Consolidated
Consolidated AEBITDA	$1,443
PSU adjustments(1)	(22)
PSU AEBITDA	$1,421

(1)
Represents reduction for incentive compensation payout mix change.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV96077-P49794LIGHT & WONDER, INC. 6601 BERMUDA ROAD LAS VEGAS, NV 89119Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/LNW2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.! ! !! ! !! ! !! ! !The Board of Directors recommends you vote FOR the For Against Abstain following proposals:2. To approve, on an advisory basis, the compensation of the Company's named executive officers.4. To approve the aggregate amount that may be paid or granted as non-employee director compensation (cash and equity) pursuant to ASX Listing Rule 10.17.5. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.3. To approve 2026 long-term incentive equity grants to the Company’s director-CEO pursuant to ASX Listing Rule 10.14.NOTE: To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.! !! !! !! !! !! !! !! !For Withhold1a. Jamie R. Odell1b. Matthew R. Wilson1c. Antonia Korsanos1d. Michael Marchetti1e. Hamish R. McLennan1f. Stephen Morro1g. Virginia E. Shanks1h. Timothy Throsby1i. Kneeland C. YoungbloodLIGHT & WONDER, INC.The Board of Directors recommends you vote FOR all nominees listed in the following proposal:1. To elect nine members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified. Nominees:! !SCAN TO VIEW MATERIALS & VOTE w

V96078-P49794Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.LIGHT & WONDER, INC.6601 Bermuda Road, Las Vegas, NV 89119THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS - June 10, 2026The undersigned hereby appoints Oliver Chow and Sue Dawson, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Common Stock of Light & Wonder, Inc. that the undersigned is entitled to vote at the virtual Annual Meeting of Stockholders of Light & Wonder, Inc. to be held online at www.virtualshareholdermeeting.com/LNW2026 via a live webcast at 4:00 p.m. PDT on Wednesday, June 10, 2026, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors.(Continued and to be signed on reverse side)

LIGHT & WONDER, INC
ARBN 666 710 836

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THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

Light & Wonder, Inc. Annual Meeting

The Light & Wonder, Inc. Annual Meeting will be held virtually on **Thursday, 11 June 2026 at 9.00am (AEST) (Wednesday, 10 June 2026 at 4.00pm U.S. Pacific Daylight Time)**. You are encouraged to participate in the meeting using the following options:

MAKE YOUR VOTE COUNT

To lodge a vote, access the Notice of Meeting and other meeting documentation visit www.investorvote.com.au and use the below information:

Control Number: 999999

SRN/HIN: I9999999999

PIN: 99999

For your vote to be effective it must be received by **12.00pm (AEST) on Friday, 5 June 2026 (Thursday, 4 June 2026 at 7.00pm U.S. Pacific Daylight Time)**.

ATTENDING THE MEETING VIRTUALLY

As a beneficial owner, you are invited to attend the virtual Annual Meeting as a guest and submit questions in advance by going to **www.proxyvote.com** and logging in with your control number, however because you are not a stockholder of record, you cannot vote the shares underlying your CDIs and/or ask questions in person at the virtual Annual Meeting at: **www.virtualshareholdermeeting.com/LNW2026**

You may elect to receive meeting-related documents, or request a particular one, in electronic or physical form and may elect not to receive annual reports. To do so, contact Computershare.

LIGHT & WONDER, INC
ARBN 666 710 836

LNW

MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

Need assistance?

Phone:
1300 850 505 (within Australia)
+61 3 9415 4000 (outside Australia)

Online:
www.investorcentre.com/contact

YOUR VOTE IS IMPORTANT

For your vote to be effective it must be received by **12.00pm (AEST) on Friday, 5 June 2026 (Thursday, 4 June 2026 at 7.00pm U.S. Pacific Daylight Time).**

CDI Voting Instruction Form

How to Vote on Items of Business

Each CHESS Depositary Interest (CDI) is equivalent to 1 (one) share of Common Stock of the Company, so that every 1 (one) CDI registered in your name at Tuesday, 14 April 2026 at 10.00am AEST (Monday, 13 April 2026 at 5.00pm PDT) entitles you to 1 (one) vote.

You can vote by completing, signing and returning your CDI Voting Instruction Form. This form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return the form no later than the time and date shown above to give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CDI votes and to vote the underlying shares.

SIGNING INSTRUCTIONS FOR POSTAL FORMS

Individual: Where the holding is in one name, the securityholder must sign.

Joint Holding: Where the holding is in more than one name, all of the securityholders should sign.

Power of Attorney: If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it.

Companies: Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, i.e. Sole Director, Sole Company Secretary or Director and Company Secretary. Delete titles as applicable.

Lodge your Form:

XX

Online:

Lodge your vote online at www.investorvote.com.au using your secure access information or use your mobile device to scan the personalised QR code.

Your secure access information is

Control Number: 999999

SRN/HIN: I9999999999

PIN: 99999

By Mail:

Computershare Investor Services Pty Limited
GPO Box 242
Melbourne VIC 3001
Australia

By Fax:

1800 783 447 within Australia or
+61 3 9473 2555 outside Australia

PLEASE NOTE: For security reasons it is important that you keep your SRN/HIN confidential.

You may elect to receive meeting-related documents, or request a particular one, in electronic or physical form and may elect not to receive annual reports. To do so, contact Computershare.

MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

☐ **Change of address.** If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with '**X**') should advise your broker of any changes.

I 9999999999 IND

CDI Voting Instruction Form

Please mark ☒ to indicate your directions

STEP 1 CHESS Depositary Nominees Pty Ltd will vote as directed

XX

Voting Instructions to CHESS Depositary Nominees Pty Ltd

I/We being a holder of CHESS Depositary Interests of Light & Wonder, Inc. hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding at the Annual Meeting of Light & Wonder, Inc. to be held virtually on Thursday, 11 June 2026 at 9.00am (AEST) (Wednesday, 10 June 2026 at 4.00pm U.S. Pacific Daylight Time) and at any adjournment or postponement of that meeting.

By executing this CDI Voting Instruction Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting. If CHESS Depositary Nominees Pty Ltd does not attend the annual meeting or does not vote in accordance with the below instructions, or if this CDI Voting Instruction Form is submitted without instructions, the voting authority granted hereby will default to Oliver Chow and Sue Dawson (the Company's Chief Financial Officer and Chief Legal Officer, respectively), who will vote the underlying shares in accordance with the recommendations of the Board of Directors.

STEP 2 Items of Business

PLEASE NOTE: If you mark the **Withhold** box for Item 1, you are directing CHESS Depositary Nominees Pty Ltd or their appointed proxy not to vote on your behalf on a show of hands or a poll and your votes will not be counted in computing the total votes received by each director nominee.

		For	Withhold
Item 1	To elect nine members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified		
01	Jamie R. Odell	☐	☐
02	Matthew R. Wilson	☐	☐
03	Antonia Korsanos	☐	☐
04	Michael Marchetti	☐	☐
05	Hamish R. McLennan	☐	☐
06	Stephen Morro	☐	☐
07	Virginia E. Shanks	☐	☐
08	Timothy Throsby	☐	☐
09	Kneeland C. Youngblood	☐	☐

325014_01_V5

SIGN Signature of Securityholder(s) *This section must be completed.*

Individual or Securityholder 1	Securityholder 2	Securityholder 3
Sole Director and Sole Company Secretary	Director	Director/Company Secretary

Contact Name ____________________ Contact Daytime Telephone ____________________ Date ___ / ___ / ___

LNW 325014A

Computershare